UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Fulton Financial Corporation

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
MONDAY, MAY 20, 2024 AT 10:00 A.M. EASTERN TIME

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2024 Annual Meeting (the “Annual Meeting”) of the shareholders of Fulton Financial Corporation (“Fulton”) will be held on Monday, May 20, 2024, at 10:00 a.m. eastern time, at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, for the purpose of considering and voting upon the following matters:

•	ELECTION OF DIRECTORS. The election of 11 director nominees to serve for a one-year term;
•	ADVISORY VOTE ON EXECUTIVE COMPENSATION. A non-binding advisory proposal to approve the compensation of Fulton’s named executive officers (“NEOs”); and
•	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2024.

OTHER BUSINESS. Such other business as may properly be brought before the Annual Meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 1, 2024 will be entitled to be given notice of, to attend and to vote at, the Annual Meeting. Please take a moment to cast your vote online using your computer, by mobile device or by telephone in accordance with the instructions set forth on the enclosed proxy card or, alternatively, if you received paper copies of this proxy statement (this “Proxy Statement”) and proxy card, then complete, sign and date the proxy card and return it in the postage-paid envelope. If you attend the Annual Meeting, you may vote during the meeting in person or online by using the control number that appears on your proxy card even if you previously voted.

Your vote is important. Voting online using your computer, by mobile device or by telephone prior to the Annual Meeting is fast and convenient, and your vote is immediately confirmed and tabulated. Your proxy is revocable and may be withdrawn at any time before it is voted at the Annual Meeting. You are cordially invited to attend the Annual Meeting on May 20, 2024 at 10:00 a.m. eastern time. If you plan on attending the Annual Meeting in person, then please see the instructions contained in this Proxy Statement.

A copy of Fulton’s 2023 Annual Report on Form 10-K (the “Annual Report”) accompanies this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2024. Our Proxy Statement and Annual Report are available online at www.proxyvote.com. We will mail to certain shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access these materials and vote online. We expect to mail this notice and to begin mailing our proxy materials on or about April 1, 2024.

Sincerely,

Natasha R. Luddington
April 1, 2024	Senior Executive Vice President, Chief Legal Officer and Corporate Secretary

[This Page Intentionally Left Blank]

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2024 ANNUAL MEETING SUMMARY

This summary highlights information contained elsewhere in this proxy statement (this “Proxy Statement”) of Fulton Financial Corporation (“Fulton,” “we,” “our,” “us” or the “Company”). This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read this Proxy Statement for more detailed information prior to casting your vote.

When and Where	The 2024 Annual Meeting (the “Annual Meeting”) will be held at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603, on Monday, May 20, 2024, at 10:00 a.m. eastern time. Please refer to the “Date, Time and Place of the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting.
Matters to be Voted on and Vote Recommendations	Proposal			Board Recommendation	Page
	Proposal 1:	Election of Directors. The election of 11 director nominees to serve for a one-year term.		“FOR” each director nominee	5
	Proposal 2:	Advisory Vote on Executive Compensation. A non-binding advisory proposal to approve the compensation of Fulton’s named executive officers (“NEOs”).		“FOR” approval	28
	Proposal 3:	Ratification of Independent Auditor. The ratification of the appointment of KPMG LLP (“KPMG”) as Fulton’s independent auditor for the fiscal year ending December 31, 2024.		“FOR” ratification	56
How to Vote Your Shares	You can vote your shares by visiting www.proxyvote.com.	Scan the following QR code with a mobile device.	You can vote your shares by calling 1-800-690-6903.	If you received a paper copy of this Proxy Statement, you can vote your shares by signing and returning your proxy card.	You can vote at the Annual Meeting. See “How to Vote” on page 60.
Electronic Delivery

If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports on Form 10-K electronically. To sign up for electronic delivery, go to www.proxyvote.com and follow the instructions.

OVERVIEW OF VOTING MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee (the “NCG Committee”) recommended, and the Fulton Board of Directors (the “Board”) approved, 11 director nominees for election to serve as directors of Fulton until the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) or until their successors are duly elected and qualified.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the 11 director nominees.

The following table provides summary information regarding each director nominee as of the date of this Proxy Statement. Additional details about each of the director nominees can be found beginning on page 9.

Director Nominee	Age	Fulton Director Since	Independent Director	Gender(1)	Demographic Background(2)	Committee Memberships
Jennifer Craighead Carey	55	2019	-	F	AA	Risk Committee(*)
Lisa Crutchfield	61	2014	🗸	F	AA	NCG Committee and Human Resources Committee(**) (the “HR Committee”)
Denise L. Devine	68	2012	🗸	F	C	Executive Committee(**), Audit Committee(*) and Risk Committee
Steven S. Etter	70	2019	🗸	M	C	NCG Committee and HR Committee
George K. Martin	70	2021	🗸	M	AA	Risk Committee and NCG Committee(**)
James R. Moxley III, Lead Director	63	2015	🗸	M	C	Executive Committee(*), Audit Committee and HR Committee
Curtis J. Myers, Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”)	55	2019	-	M	C	Executive Committee and Risk Committee(†)
Antoinette M. Pergolin	60	2022	🗸	F	C	Audit Committee(**) and Risk Committee
Scott A. Snyder	58	2016	🗸	M	C	Executive Committee, Risk Committee(**) and NCG Committee(*)
Ronald H. Spair	68	2015	🗸	M	C	Executive Committee, Audit Committee and HR Committee(*)
E. Philip Wenger	66	2009	-	M	C	Risk Committee

(*)	Indicates committee chairperson
(**)	Indicates committee vice chairperson
(†)	Indicates ex-officio committee member
(1)	Gender – Male (M) or Female (F)
(2)	Demographic Background – African American (AA) or Caucasian (C)

Our Current Governance Best Practices

We are committed to maintaining strong corporate governance practices. The Board regularly reviews our governance policies and procedures to ensure compliance with laws, rules and regulations. We are also committed to operating with corporate social responsibility as a central tenet and continue to focus attention on environmental, social and governance (“ESG”) principles. Additional details about our corporate governance practices and our efforts to be a strong corporate citizen are set forth on page 16, and certain best practices are highlighted below.

Best Practices Include:
Board Independence	Board Practices	Shareholders Rights	Shareholder Alignment

✓  Board-designated independent lead director (the “Lead Director”)

✓  Regular executive sessions chaired by the Lead Director

✓  Board and committee ability to hire outside advisors independent of management

✓  A majority of independent directors

✓  The Human Resources (“HR”), Audit and Nominating and Corporate Governance (“NCG”) Committees are composed entirely of independent directors

✓  The Audit, HR and NCG Committees are each chaired by an independent chairperson

✓ Annual Board and committee self-evaluations

✓ Risk oversight and strategic planning by the full Board and committees

✓ Independent directors evaluate the CEO performance and approve CEO compensation

✓ Board has direct access to all of our senior executive officers

✓ Outside public board service limited to a total of four, including the Board

		✓ Annual election of all directors ✓ Resignation policy applicable in uncontested director elections ✓ Annual say-on-pay advisory vote	✓ Officer and director stock ownership guidelines ✓ Anti-hedging and anti-pledging policies ✓ Rigorous compensation clawback policies that exceed Nasdaq requirements

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our advisory vote on executive compensation (otherwise known as “say-on-pay”) is held annually. This proposal provides our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of Fulton’s NEOs as discussed in this Proxy Statement, including the compensation, discussion and analysis and accompanying compensation tables and narrative discussion (the “CD&A”). The Board believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by our shareholders.

As an advisory vote, this proposal is not binding upon the Board, the HR Committee or Fulton. The HR Committee, however, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs. The CD&A beginning on page 29 provides a more detailed description of Fulton’s compensation philosophy and practices, and certain items are highlighted below.

The Board unanimously recommends that shareholders vote “FOR” the approval of the compensation paid to Fulton’s NEOs as disclosed in this Proxy Statement, including the CD&A, compensation tables and narrative discussion.

Our Compensation Philosophy
Alignment with Shareholder Interests

•

Executive officers’ interests are closely aligned with the interests of our shareholders.

•

Executive officer stock ownership requirements.

•

Incentive compensation based on financial results, risk management and business objectives.

Pay for Performance

•

Executive officer compensation is linked to the achievement of our short-and long-term business goals as well as total shareholder return (“TSR”).

•

Majority of NEOs’ compensation is variable and performance-based.

Attract and Retain Key Executives	• Annual peer group evaluation and benchmarking.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT AUDITOR

As a matter of good corporate practice, we are seeking your ratification of the appointment of KPMG as our independent auditor for the fiscal year ending December 31, 2024. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection.

For 2023, the total fees for services provided by KPMG, our current independent auditor, were $2,623,000, all of which represented audit fees, except for $63,000 in tax fees. Additional details about audit matters can be found beginning on page 56.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2024.

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

The Board nominates the following 11 director nominees for election to the Board for a one-year term:

• Jennifer Craighead Carey • Steven S. Etter • Curtis J. Myers • Ronald H. Spair	• Lisa Crutchfield • George K. Martin • Antoinette M. Pergolin • E. Philip Wenger	• Denise L. Devine • James R. Moxley III • Scott A. Snyder

The NCG Committee recommended, and the Board approved, the nomination of the above individuals. The Board is currently comprised of 11 directors, all of whom were previously elected at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) and serve on the Fulton Bank, N.A. (“Fulton Bank”) board of directors (the “Fulton Bank Board”). If elected at the Annual Meeting, the Board has no reason to believe that any of the director nominees will be unable to accept nomination or serve as a director.

The Board unanimously recommends that shareholders vote “FOR” the election of each of the 11 director nominees.

Voting for Director Nominees

Vote Required

The 11 candidates receiving the highest number of votes cast at the Annual Meeting will be elected to the Board. Abstentions and broker non-votes will be counted as present at the Annual Meeting if such shares were voted on at least one non-procedural matter, but abstentions and broker non-votes will not be counted as votes cast in the election of directors.

Resignation Policy

In an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation. The NCG Committee will consider the tendered resignation and recommend to the Board whether to accept it. The Board will act on the NCG Committee’s recommendation within 90 days following certification of the shareholder vote. There is no cumulative voting for our directors.

Director Qualifications

Diverse Mix of Skills, Qualifications and Attributes

The NCG Committee and the Board believe that the 2024 director nominees provide Fulton with the right mix of skills and experience necessary for an effective Board. The NCG Committee reviews the composition of the Board on an annual basis to ensure that the Board reflects the appropriate balance of experience, skills, expertise and diversity. While the Board has not adopted a formal written policy regarding director diversity, the Board appreciates and embraces the value of Board diversity. The Board believes different points of view brought through diverse representation leads to better business performance, decision making and understanding of the needs of our diverse clients, employees, shareholders, business partners and other stakeholders.

Based on our business, the primary areas of experience, qualification and skills typically sought by the NCG Committee in director candidates, include but are not limited to, the following:

•	Financial Expertise – Qualified to serve as an “Audit Committee financial expert” or experience in financial management, capital allocation, accounting, financial reporting or audit processes. As a bank holding company with multiple business lines, it is important to have directors who understand financial audits and can oversee financial reporting.
•	Senior Leadership Experience – Experience holding significant leadership positions, particularly as a chief executive officer or head of a significant business line. It is important to have proven leaders on the Board who can oversee Fulton’s management and help us drive business strategy, growth and performance.
•	Market Knowledge & Influence – Knowledge and influence in Fulton’s five-state footprint.
•	Banking/Financial Experience – Experience with the banking or financial services industry.
•	Risk Management – Knowledge of, or experience with, key risk oversight or risk management functions, including data privacy and cybersecurity. Risk management is critical to achieving long-term success in our industry. As such, we need directors with experience in overseeing and understanding the dynamic risks we face.
•	Legal/Governance and Regulatory Compliance Experience – Knowledge of, or experience in, regulated industries or governmental organizations. These skills are important to the Board’s oversight of our highly regulated business.
•	Mergers/Acquisition Experience – Experience with respect to mergers and acquisitions.
•	Public Company Board Experience – Experience in public company governance, including corporate governance best practices and policies and managing relations with key stakeholders.
•	HR/Compensation Experience – Knowledge of, or experience with, executive compensation and human capital resource management strategies and oversight. It is important to have individuals on the Board who can oversee our efforts to attract, motivate and retain key talent and provide valuable insight in determining the compensation of the CEO and other executive officers.
•	Investment Experience – Experience with public company investment policies, practices and activities.
•	IT Experience (General, FinTech, Cybersecurity, Digital) – Experience in the development and adoption of technology, information security and cybersecurity matters.
•	Strategic Experience – Experience with the oversight of public company strategic planning.
•	Marketing and Sales Experience – Experience in brand development, customer experience, marketing and sales.
•	Public Company CEO Experience – Experience as a chief executive officer of a public company.

Additionally, the NCG Committee may consider other areas relevant to our strategic growth and business needs and other important attributes, such as: (i) strong strategic, critical and innovative thinking, (ii) sound business judgment, (iii) high ethical standards, (iv) collegial spirit, (v) ability to debate and challenge constructively and (vi) availability and commitment to serve.

Refreshment and Retention

The Board is committed to board refreshment. Pursuant to Fulton’s Bylaws, no person may be nominated for election if he or she will be 72 years old on or before the date of the annual meeting of shareholders at which he or she would stand for election. The NCG Committee believes there is a balance between seasoned directors with knowledge of Fulton and new directors who contribute fresh ideas, perspectives and viewpoints to the Board’s deliberations. The average tenure of our director nominees as of the date of this Proxy Statement is 7.5 years. Our director nomination process reflects our continued growth and our focus on having a Board composed of directors who contribute to the evolving needs of Fulton while maintaining the invaluable knowledge brought by more tenured directors.

Gender Diversity 36.4%	Racial Diversity 27.3%	Average Director Nominee Tenure 7.5 Years

Selecting and Nominating Director Candidates

Fulton’s Corporate Governance Guidelines (the “Guidelines”) provide that the Board will be sufficient in size to achieve diversity in business experience, community service and other qualifications. The NCG Committee is responsible for carrying out the Board’s commitment to maintaining a balanced and diverse composition of well-qualified directors. The NCG Committee identifies director nominee candidates and recommends such candidate’s nomination to the Board based on his or her ability to diversify and complement the Board’s existing strengths. The NCG Committee also considers director nominees who are recommended by non-management directors, Fulton’s CEO, other senior officers and third parties. Information on the experience, qualifications and attributes of Fulton’s director nominees is detailed under “Director Nominees” on page 9.

Our shareholders may propose director candidates for consideration by the NCG Committee by submitting the individual’s name and qualifications to the Chairman or Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 in accordance with, and with such other information as may be required by, our Bylaws and the Guidelines. Our NCG Committee will consider all director candidates properly submitted by our shareholders and will utilize the same criteria as director candidates not proposed by shareholders.

Nasdaq Board Diversity Matrix

The Board Diversity Matrix below presents the Board’s diversity statistics.

Board Diversity Matrix (as of December 31, 2023)
Total Number of Directors	11
	Female	Male
Part I: Gender Identity
Directors	4	7
Part II: Demographic Background
African American or Black	2	1
White	2	6

As of December 31, 2023, the gender identity and demographic background of the 11 directors nominated to be elected at the Annual Meeting is reflected below.

Gender Diversity 36.4%	Racial Diversity 27.3%

Director Nominees

The biographies of each of our director nominees, as of the date of this Proxy Statement, are set forth below.

Director Since: 2019 Age: 55 Committees: • Risk (Chair)

JENNIFER CRAIGHEAD CAREY – Director

Managing partner of Barley Snyder LLP (“Barley Snyder”) since January 2024. Partner at Barley Snyder since 2001 and chaired Barley Snyder’s Employment Law group from 2005 to 2019.

Other Directorships and Positions

•   Member, High Holdings Corporation Board of Directors (2021-present)

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Member, High Industries Leadership Development & Compensation Committee (2023-present)

•   Member, Lancaster City Alliance (2019-present)

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Member, Advisory Board for Millersville University’s College of Arts, Humanities and Social Sciences (2023-present)

•   Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Ms. Craighead Carey has extensive legal, risk management, and human capital experience. In addition, she is familiar with the markets in which Fulton operates.

Director Since: 2014 Age: 61 Committees: • HR (V-Chair) • NCG

LISA CRUTCHFIELD – Independent Director

Managing principal of Hudson Strategic Advisers, LLC, an economic analysis and strategic advisory firm serving the energy industry. Ms. Crutchfield has served as a consultant to the energy industry since 2012.

Other Directorships and Positions

•   Member, Fortis Inc. Board of Directors (TSX/NYSE: FTS) (2022-present)

•   Member, Vistra Energy Board of Directors (NYSE: VST) (2020-present)

•   Member, Buckeye Energy Holdings LLC Board of Directors (2020-present)

•   Member, Somos, Inc. Board of Directors (2023-present)

•   Member, Unitil Corporation Board of Directors (NYSE: UTL) (2012-2022)

•   Member, Fulton Bank Board (2014-present)

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National Association of Corporate Directors (“NACD”) Board Leadership Fellow (2019-present)

Directorship Qualification Highlights

Ms. Crutchfield has substantial experience leading corporate teams and has extensive knowledge of the financial services industry. Ms. Crutchfield began her career as a commercial and investment banker. Ms. Crutchfield brings expertise in public board service, risk management, regulation and compliance.

Director Since: 2012 Age: 68 Committees: • Audit (Chair) • Executive (V-Chair) • Risk

DENISE L. DEVINE – Independent Director

Founder and Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space since 2014.

Other Directorships and Positions

•   Member, SelectQuote Board of Directors (NYSE: SLQT) (2020-present)

•   Member, AgroFresh Solutions, Inc. Board of Directors (Nasdaq: AGFS) (2018-2023)

•   Member, Cubic Corporation Board of Directors (NYSE: CUB) (2019-2021)

•   Member, Ben Franklin Technology Partners of Southeastern PA Board (2016- present)

•   Member, Ben Franklin Technology Development Authority Board (2018-present)

•   Member, Fulton Bank Board (2012-present)

•   NACD Board Leadership Fellow (2016-present)

Directorship Qualification Highlights

Ms. Devine is a certified public accountant. Ms. Devine has substantial management, business, public company and financial experience.

Director Since: 2019 Age: 70 Committees: • NCG • HR

STEVEN S. ETTER – Independent Director

Former President and Chief Executive Officer of the Harrisburg News Company, a regional magazine, book and newspaper wholesale distribution company since 1998. After being acquired by the Hudson News in 2014, Mr. Etter served as President of their Middle Atlantic Division until his retirement in 2020.

Other Directorships and Positions

•   Member, University of Miami’s President’s Council (2014-present)

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Member and Emeritus Director of the Whitaker Center for Science and the Arts (2001-present)

•   Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Mr. Etter has extensive business skills, financial expertise and regional market knowledge.

Director Since: 2021 Age: 70 Committees: • NCG (V-Chair) • Risk

GEORGE K. MARTIN – Independent Director

Former senior partner of McGuireWoods LLP (“McGuireWoods”). From 2009 to 2021, Mr. Martin served as the managing partner of McGuireWoods’ largest office. Mr. Martin became a partner with McGuireWoods in 1990 and practices construction and commercial real estate law. Mr. Martin previously served in various firm management capacities, including service on the recruiting committee, advisory board, pension committees and McGuireWoods Consulting Oversight Committee.

Other Directorships and Positions

•   Member, University of Virginia Investment Management Corporation Board (2023-present)

•   Member, Housing Development Law Institute Board (1991-present)

•   Member, University of Virginia School of Architecture Foundation Board (2011-present)

•   Member, Jefferson Scholars Foundation Board (2015-2022)

•   Member, Governing Council at the University of Virginia’s Miller Center (Vice Chair) (2019-present)

•   Adjunct professor at the University of Virginia School of Law (2020-present)

•   Member, Fulton Bank Board (2016-present)

Directorship Qualification Highlights

Mr. Martin has substantial senior leadership, legal, real estate and risk management experience.

Director Since: 2015 Age: 63 Committees: • Executive (Chair) • Audit • HR

JAMES R. MOXLEY III – Independent Director and Lead Director

Principal of Security Development Corporation, a Washington-Baltimore real estate land development company engaged primarily in retail and multifamily projects since 1992.

Other Directorships and Positions

•   Trustee, Johns Hopkins Medicine – Howard County Medical Center (2021-present)

•   Trustee, Howard Hospital Foundation (2014-2022)

•   Founding Director, Real Estate Charitable Foundation of Maryland (2015-present)

•   Chair, Duke University Library Advisory Board (2022-present); Member (2017-present)

•   Member, Board of Visitors of Duke Law School (2017-2023)

•   Trustee Emeritus, Glenelg Country School (1996-present)

•   Member, Fulton Bank Board (2019-present)

•   NACD Board Leadership Fellow (2017-present)

Directorship Qualification Highlights

Mr. Moxley has extensive business, tax and legal experience related to the acquisition, financing and development of commercial and residential real estate.

Director Since: 2019 Age: 55 Committees: • Executive • Risk (ex-officio)

CURTIS J. MYERS – Chairman and Ceo

Chairman and CEO of Fulton since January 1, 2023. President of Fulton from 2018 to 2023. President and Chief Operating Officer of Fulton Bank from 2009 to 2023. Mr. Myers became an executive officer of Fulton in 2013 and has held a number of executive and management level positions with Fulton Bank since 1990.

Other Directorships and Positions

•   Member, Operation HOPE Global Board of Advisors (2023-present)

•   Member, Economic Development Company of Lancaster County Board (2021-present)

•   Member, ABA Stonier Graduate School of Banking Advisory Board (2020-present)

•   Member, IREX Corporation and North Lime Holdings Corporation Board (2021-present)

•   Member, Salvation Army, Lancaster, Pennsylvania (1995-present)

•   Member, Fulton Bank Board (2009-present)

Directorship Qualification Highlights

Mr. Myers has substantial banking experience, market knowledge, executive leadership and financial expertise.

Director Since: 2022 Age: 60 Committees: • Audit (V-Chair) • Risk

ANTOINETTE M. PERGOLIN – Independent Director

President and Chief Executive Officer of Bancroft, a New Jersey non-profit for over 15 years that is a leading regional non-profit provider of programs and services for individuals with autism, intellectual and developmental disabilities and those in need of neurological rehabilitation.

Other Directorships and Positions

•   Member and Chairwoman, Peirce College Board of Trustees (2016-present)

•   Member, Inspira Health Network, Inc. Board of Trustees (2021-present)

•   Member, Fulton Bank Board (2012-present)

Directorship Qualification Highlights

Ms. Pergolin has extensive experience in senior leadership, governance, investment, human resources, accounting and finance.

Director Since: 2016 Age: 58 Committees: • NCG (Chair) • Risk (V-Chair) • Executive

SCOTT A. SNYDER – Independent Director

Chief Digital Officer at EVERSANA, a leading provider of global commercial services to the life sciences industry since 2021. Prior to that, Mr. Snyder was the Global Head of Digital and Innovation at Heidrick Consulting between 2018 and 2020 and Senior Vice President, Managing Director, and Chief Technology and Innovation Officer for Safeguard Scientifics, Inc. (NYSE: SFE) from 2016 to 2018.

Other Directorships and Positions

•   Senior Fellow, Management Department at Wharton School (2003-present)

•

Adjunct faculty member, School of Engineering and Applied Science, University of Pennsylvania (1997-present)

•   Member, Wellhive Advisory Board (2020-present)

•   Member, Modus Create Advisory Board (2022-present)

•   Member, Fulton Bank Board (2019-present)

Directorship Qualification Highlights

Dr. Snyder has substantial experience in technology, the development of digital solutions, mobile business strategy and mobile security.

Director Since: 2015 Age: 68 Committees: • HR (Chair) • Audit • Executive

RONALD H. SPAIR – Independent Director

Retired Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (“OraSure”) (Nasdaq: OSUR), a diagnostic and medical device company headquartered in Bethlehem, Pennsylvania. Mr. Spair served on the Board of Directors of OraSure from 2006 to 2018 and as executive officer of OraSure from 2001 to 2018.

Other Directorships and Positions

•   Member, Fulton Bank Board (2019-present)

Directorship Qualification Highlights

Mr. Spair is a certified public accountant. Mr. Spair has substantial public company, mergers and acquisitions, development and licensing transactions and corporate finance experience.

Director Since: 2009 Age: 66 Committees: • Risk

E. PHILIP WENGER – Director

Chairman and CEO of Fulton since 2013 and retired effective December 31, 2022. Mr. Wenger served as President from 2008 to 2017 and Chief Operating Officer of Fulton from 2008 to 2012 in addition to other positions since 1979.

Other Directorships and Positions

•   Member, Burnham Holdings, Inc. Board of Directors, (2019-present)

•   Member, Operation HOPE Global Board of Advisors (2017-2022)

•   Member, the Pennsylvania Chamber of Commerce Board of Directors (2013-present)

•   Member, Penn State Harrisburg Board of Advisers (2016-present)

•   Member, Attallo Board Chair (2023-present)

•   Member, Fulton Bank Board (2003-2009; 2019-present)

Directorship Qualification Highlights

Mr. Wenger has extensive knowledge of banking operations after more than 40 years in the financial services industry.

Executive Officers Who are Not Serving as Directors

The biographies of each of our executive officers who are not directors of Fulton, as of the date of this Proxy Statement, are set forth below.

Year of Hire: 1994 Age: 63

BETH ANN L. CHIVINSKI – Senior Executive Vice President and
Interim Chief Financial Officer

Senior Executive Vice President and Interim Chief Financial Officer since February 2024. Previously, Ms. Chivinski served as Senior Executive Vice President and Chief Risk Officer from 2016 to 2024. Ms. Chivinski also served as Chief Audit Executive from 2013 to 2016 and was promoted to Senior Executive Vice President of Fulton in 2014. Ms. Chivinski served as Controller and Chief Accounting Officer from 1994 to 2013, having been promoted to Executive Vice President in 2004.

Year of Hire: 2018 Age: 52

ANDY B. FIOL – Senior Executive Vice President and
Head of Consumer Banking

Appointed Senior Executive Vice President and Head of Consumer Banking effective January 1, 2023. Mr. Fiol previously served as Senior Executive Vice President and Head of the Consumer & Small Business Bank since 2022. Mr. Fiol joined Fulton as Director of Consumer & Small Business Channel, Segment and Product in 2018. Prior to joining Fulton, he served as an executive in various roles at both Capital One Bank from 2011 to 2018 and prior to that at Bank of America. He has more than 20 years of experience in the financial services industry.

Year of Hire: 2021 Age: 49

NATASHA R. LUDDINGTON – Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary

Senior Executive Vice President, Chief Legal Officer and Corporate Secretary since 2021. Ms. Luddington became the Senior Executive Vice President, Chief Legal Officer and Corporate Secretary Designee in October 2021. Prior to joining Fulton, Ms. Luddington served in various positions, including Interim General Counsel and Senior Vice President, Associate General Counsel at Pacific Western Bank from 2014 to 2021. Ms. Luddington served in various roles in CapitalSource Bank’s legal department from 2007 to 2014. Ms. Luddington has more than 25 years of legal experience.

Year of Hire: 2015 Age: 44

ATUL MALHOTRA – Executive Vice President and
Chief Risk Officer

Executive Vice President and Chief Risk Officer since February 2024. Mr. Malhotra served as Fulton’s Managing Director of Enterprise Risk Management from November 2015 to February 2024. Mr. Malhotra previously served as a regulatory and risk strategy consultant for various publicly traded companies, including large, global financial institutions. Mr. Malhotra has more than 20 years of enterprise risk experience in the financial services industry.

Year of Hire: 1996 Age: 60

MEG R. MUELLER – Senior Executive Vice President and
Head of Commercial Banking

Senior Executive Vice President and Head of Commercial Banking since 2018. Ms. Mueller served as Chief Credit Officer from 2010 to 2017. Ms. Mueller was promoted to Senior Executive Vice President of Fulton in 2013 and has been employed by Fulton in a number of positions since 1996.

Year of Hire: 1992 Age: 56

ANGELA M. SARGENT – Senior Executive Vice President and
Chief Information Officer

Senior Executive Vice President and Chief Information Officer since 2013. Ms. Sargent served as Executive Vice President and Chief Information Officer from 2002 to 2013 and has been employed by Fulton in a number of positions since 1992.

Year of Hire: 2002 Age: 59

ANGELA M. SNYDER – President

President of Fulton since January 2024. Ms. Snyder served as Chief Banking Officer from January 2022 to December 2023. Ms. Snyder was Senior Executive Vice President and Head of Consumer Banking from 2018 to 2022. Ms. Snyder joined Fulton in 2002 as President of Woodstown National Bank. Ms. Snyder served as Chairwoman, President, and Chief Executive Officer of Fulton Bank of New Jersey until 2019. Ms. Snyder has more than 30 years of experience in the financial services industry.

Year of Hire: 2023 Age: 54

KARTHIK K. SRIDHARAN – Senior Executive Vice President and
Chief Operations and Technology Officer

Senior Executive Vice President and Chief Operations and Technology Officer since June 2023. Mr. Sridharan previously served as Executive Vice President and Chief Information Officer of OceanFirst Bank from 2019 to 2023. Mr. Sridharan was the Chief Technology Officer, Enterprise Operations and Technology at Citigroup from 2011 to 2019. Mr. Sridharan brings more than 20 years of experience with Fortune 500 companies including Microsoft, Bank of America, JP Morgan Chase, and Citigroup as Chief Information Officer, Chief Technology Officer, Director of Global Operations, and SVP, Global Technology.

Year of Hire: 1994 Age: 62

BERNADETTE M. TAYLOR – Senior Executive Vice President and
Chief Human Resources Officer

Senior Executive Vice President and Chief Human Resources Officer since 2015. Dr. Taylor served as Executive Vice President of employee services, employment and director of human resources prior to her promotion in 2015 to Chief Human Resources Officer. Dr. Taylor joined Fulton in 1994 as the Corporate Training Director.

CORPORATE GOVERNANCE AND BOARD MATTERS

 Information about Director Nominees, Directors and Independence Standards

Independence Standards

The Board determined that eight of Fulton’s 11 director nominees are “independent” within the meaning of the director independence standards of the Nasdaq Stock Market LLC (“Nasdaq”) listing standards and Securities and Exchange Commission (“SEC”) rules and regulations. Specifically, the Board determined that director nominees Messes. Crutchfield, Devine and Pergolin and Messrs. Etter, Martin, Moxley, Snyder and Spair met the Nasdaq listing standards and SEC rules and regulations with respect to independent director requirements.

Each of the current members of the Audit, HR and NCG Committees meet the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. In reviewing director independence, the Board considered the relationships and other arrangements, if any, of each director nominee. The relationships and transactions reviewed and considered are more fully described in the “Related Person Transactions” section on page 23.

Lead Director

The Guidelines provide that the Board must include a Lead Director, and the Board determined a combined Chairman and CEO position is appropriate for Fulton. This structure permits the CEO to manage Fulton’s daily operations and provides a single voice for Fulton. Fulton believes that the separation of these roles is not necessary because the Lead Director acts to counterbalance the combined Chairman and CEO position. The Board designates for a term of at least one year the independent, non-employee director who will lead the non-employee directors’ executive sessions and preside at all Board meetings at which the Chairman is not present. The Lead Director will, among other things:

●	serve as a liaison between the Chairman and the independent directors;
●	approve information sent to the Board;
●	approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items; and
●	have the authority to call meetings of the independent directors.

Mr. Moxley has served as the Lead Director and independent Executive Committee Chair since June 2018.

Executive Sessions

In 2023, the Fulton independent directors met three times in executive session without management present. Fulton’s Lead Director presided over the executive sessions.

Board and Committee Evaluations

The Board and its committees, except the Executive Committee, conduct annual self-evaluations. The self-evaluations are designed to encourage open and candid feedback with respect to the effectiveness of the Board and its committees and the effectiveness of each of its members. The NCG Committee creates the annual process to elicit feedback from the individual Board and committee members to enhance Board and committee effectiveness. The NCG Committee annually reports to the Board the results of these self-evaluations, and the Board and each committee discuss their respective self-evaluations.

Annual CEO Performance Evaluation

Each year, the non-employee directors and the HR Committee review the CEO’s performance over the past year in light of Fulton’s performance and strategic goals and objectives.

CEO and Executive Succession Planning

Succession planning for the CEO and other key executive officers is one of the Board’s key responsibilities. At least annually, the Board reviews and approves the CEO and other key executive officer succession plans. The CEO succession plan is reviewed semi-annually with the HR Committee. The Chief Human Resources Officer reviews the succession planning process used by management to identify NEO successors.

Outside Directorships

Fulton values the experience our directors bring from other boards on which they serve, but we encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation and effectiveness on these boards. Pursuant to the Guidelines, no director may serve on more than four total public company boards, including the Board.

Contacting the Board

A Fulton shareholder can contact the Board by writing to: Board of Directors, Fulton Financial Corporation, Attention: Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604. The Chairman will determine further distribution of written communications based on the nature of the communication.

Shareholder Engagement

The Board and management regularly engage with shareholders and will meet with shareholders that attend the Annual Meeting. In 2023, Fulton management engaged with institutional shareholders at various investor events.

Risk Oversight

Board’s Role in Risk Oversight

Fulton’s risk appetite is focused on enhancing shareholder value while managing risk at an acceptable level. The Board and the committees that monitor risk assess and oversee risk management, including the establishment, tracking and reporting of key risk indicators across our strategic, reputation, credit, market, liquidity, operational, legal, compliance and regulatory risk pillars. The Board has primary responsibility for the oversight of capital adequacy and planning. Fulton also engages in continuing risk assessments, capital management and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios. The Board specifically delegates certain risk oversight functions to the Risk, HR, Audit and NCG Committees as follows:

●	Risk Committee: Responsible for our enterprise risk oversight and regularly informing the Board about risks. The Board and the Risk Committee regularly review information regarding our exposure to strategic, reputation, credit, market, liquidity, operational, legal, compliance and regulatory risks as well as Fulton’s strategies to monitor, control and mitigate its exposure to these risks. The Risk Committee also oversees cybersecurity risks.
●	HR Committee: Responsible for risk oversight with respect to our compensation plans and human capital management.
●	Audit Committee: Responsible for risk management oversight with respect to financial reporting and the evaluation and assessment of the adequacy of our internal controls.
●	NCG Committee: Responsible for risk oversight associated with governance matters, Board independence, potential conflicts of interest and ESG matters.

Management’s Role in Risk Oversight

Fulton’s Chief Risk Officer and members of Fulton’s Enterprise Risk Management Committee (“ERMC”), a management-level risk committee, oversee organization-wide existing and emerging risks and serve as the primary review function prior to escalation to the Risk Committee and the Board. This management-level committee provides risk oversight, including oversight of Fulton’s risk management and compliance programs.

Risk Appetite Statement

On an annual basis, the Board adopts a formal Risk Appetite Statement (“RAS”) that details our risk management approach and the qualitative and quantitative parameters within which Fulton executes its business strategies. The RAS also outlines the general structure within which Fulton manages risk while balancing our customer and community needs and enhancing shareholder value.

Risks and Controls

Fulton’s framework for enterprise risk management consists of three “lines of defense.” Our first line of defense, that includes our lines of business, bank operations, shared services operations and certain corporate functions, have primary responsibility for risk management and compliance, including process deployment, risk identification, training and reporting. Our second line of defense, that includes our independent risk management units, are responsible for: (i) overseeing risk, (ii) defining governance requirements for risk management and compliance and (iii) monitoring front line unit risk and compliance activities in discrete areas. Our risk management units include, but are not limited to, risk management, compliance, loan review, vendor risk management, fraud risk management, Bank Secrecy Act compliance and information security. Our third line of defense, that is our internal audit function, independently validates the effectiveness of internal controls and risk management activities within the front-line and independent risk management units and periodically reports its results to management and the Board.

Board’s Role in Cybersecurity Risk

Cybersecurity risk is a key consideration in Fulton’s operational risk management. Under the direction of our Chief Information Security Officer, Fulton maintains a formal information security management program that is subject to oversight by, and reports to, the Risk Committee. Given the nature of Fulton’s operations and business, including Fulton’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels. As such, cybersecurity risk is considered an enterprise-wide risk subject to control and monitoring at various levels of management throughout the business. In accordance with its charter, the Risk Committee oversees and reviews reports on significant matters of actual, threatened or potential breaches of corporate security, including cybersecurity.

By the very nature of our business, handling sensitive data is a part of daily operations and is taken very seriously by all employees. The cybersecurity threat environment is volatile and dynamic requiring all levels of Fulton to be cognizant and aware of these threats at all times. As such, we maintain a comprehensive cybersecurity strategy that includes, but is not limited to, regular employee cybersecurity training and communications, regular monitoring, detection, alerting, and defense technologies, regular internal and third-party program oversight, policies and procedures regularly reviewed and designed with regulatory and industry guidance and regular reviews of vendors who maintain sensitive data on our behalf.

Fulton has implemented formal processes and a framework for determining cyber incident materiality, as well as formal processes and procedures for determining and, where necessary or appropriate, reporting incident materiality. Cyber incidents will be evaluated against this framework and these processes and procedures to ensure that any incidents meeting the defined materiality thresholds will be publicly disclosed. Please see Part I, Item 1C Cybersecurity in the Annual Report on Form 10-K for the year ended December 31, 2023 for more information regarding this framework and these processes and procedures.

Board’s Role in Consumer Financial Protection

Under the direction of Fulton’s Chief Compliance Officer, Fulton maintains a consumer compliance program that is subject to oversight of, and reporting to, the Risk Committee. The consumer compliance program includes regular risk assessments, policy updates, compliance monitoring, involvement in new product and significant project initiatives, regulatory change management, independent audit testing and a compliance training program administered by Fulton’s Learning and Development team. Compliance courses are mandatory and are assigned based upon an employee’s role. Fulton’s compliance management system also includes customer feedback and complaint monitoring. Our compliance management system is subject to review and examination by various regulatory agencies, including the Office of the Comptroller of the Currency and the Consumer Financial Protection Bureau.

Meetings and Committees of the Board

Meeting Attendance

During 2023, the Board met 12 times. In 2023, each director attended at least 75% of the meetings of the Board and the committees on which he or she served.

Unless their absence is excused, Fulton expects directors to attend the Annual Meeting. 10 members of the Board attended the 2023 Annual Meeting.

Other Board Committees

We believe the Board has created a sound committee structure designed to assist the Board in carrying out its responsibilities in an effective and efficient manner. While the Board may form, from time to time, ad hoc or other special purpose committees, the Board has five regular standing committees: Audit, Executive, HR, NCG and Risk.

Each of the Audit, HR, NCG and Risk Committees meets regularly and at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board.

The Board determined that each member of the Audit, HR and NCG Committees is “independent” within the meaning of the Nasdaq listing standards and the SEC rules and regulations.

As of December 31, 2023, the names of the Board committee members and the key oversight responsibilities of the Board committees are set forth below.

Audit Committee

Members: Denise L. Devine (Chair), Antoinette M. Pergolin (Vice Chair), Ronald H. Spair and James R. Moxley III

Meetings in 2023: 12

Key Oversight Responsibilities:

•

pre-approval of audit and non-audit services;

•

the appointment, evaluation, retention or termination of the independent auditor;

•

compensation and general oversight of the independent auditor;

•

meeting with the independent auditor to review the scope of audit services;

•

reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures;

•

overseeing the internal audit function;

•

reviewing related person transactions; and

•

establishing procedures for handling complaints concerning accounting, internal accounting controls or auditing matters.

The Board has determined that each member of the Audit Committee satisfies the requirements established by the SEC for qualification as an “audit committee financial expert,” and each is independent under the Nasdaq listing standards and rules of the SEC.

HR Committee

Members: Ronald H. Spair (Chair), Lisa Crutchfield (Vice Chair), Steven S. Etter and James R. Moxley III

Meetings in 2023: 9

Key Oversight Responsibilities:

•

approving or recommending to the Board compensation for the CEO and other NEOs;

•

administration of Fulton’s cash and equity-based incentive compensation plans, including the Employee Stock Purchase Plan (“ESPP”), the 2022 Amended and Restated Equity and Cash Incentive Compensation Plan (the “2022 Plan”) and the Amended and Restated 2023 Director Equity Plan (the “Director Equity Plan”);

•

overseeing employee benefit plans, including Fulton’s health and welfare plans;

•

approving employment agreements and change in control agreements for the NEOs and Fulton’s senior executive officers;

•

determining Fulton’s peer group;

•

reviewing Code of Conduct violations; and

•

fulfilling other broad-based compensation, benefits and human resources duties.

NCG Committee

Members: Scott A. Snyder (Chair), George K. Martin (Vice Chair), Lisa Crutchfield and Steven S. Etter

Meetings in 2023: 8

Key Oversight Responsibilities:

•

recommending to the Board nominees for election to the Board;

•

assisting the Board with corporate governance matters, including the review and approval of Fulton’s Code of Conduct (the “Code of Conduct”) and the Guidelines;

•

creating and administering the procedures used by directors in conducting Board evaluations;

•

determining whether Fulton’s directors and the NEOs are in compliance with Fulton’s stock ownership guidelines; and

•

providing oversight of Fulton’s ESG strategy as well as Fulton’s corporate social responsibility report.

Risk Committee

Members: Jennifer Craighead Carey (Chair), Scott A. Snyder (Vice Chair), Denise L. Devine, George K. Martin, Curtis J. Myers (ex-officio member), Antoinette M. Pergolin and E. Philip Wenger

Meetings in 2023: 9

Key Oversight Responsibilities:

•

overseeing risk management functions and practices;

•

overseeing established practices, processes and controls employed to manage Fulton’s enterprise-wide risk;

•

upon recommendation of the ERMC, reviewing and recommending to the Board Fulton’s risk management framework and enterprise risk management policy; and

•

upon the recommendation of the ERMC, reviewing and recommending to the Board for its approval, Fulton’s RAS.

The Chair of the Risk Committee is a director determined by Fulton’s Board to possess the requisite experience in identifying, assessing and managing risk exposures at large, complex financial institutions.

Executive Committee

Members: James R. Moxley III (Chair), Denise L. Devine (Vice Chair), Curtis J. Myers, Scott A. Snyder and Ronald H. Spair

Meetings in 2023: 0

Key Oversight Responsibilities: subject to our Bylaws, authorized to exercise all the powers and authority of the Board between board meetings.

Committee Governance

The Board adopted a written charter for each of the Audit, HR, NCG and Risk Committees that are available on Fulton’s website, www.fultonbank.com, under “Investor Relations – Overview – Governance Documents.” This Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference into this Proxy Statement or in any other SEC filing. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis.

The charters provide that the committees have adequate resources and authority to discharge their responsibilities, including appropriate funding for the retention of external consultants or advisors as the committees deem necessary and appropriate.

HR Committee Interlocks and Insider Participation

Messes. Crutchfield and Devine, and Messrs. Etter, Moxley, Hodges, Spair and Strauss served on the HR Committee in 2023, each of whom is an independent director. Messrs. Hodges and Strauss retired at the 2023 Annual Meeting. None of these individuals is, or has been, an officer or employee of Fulton during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has an executive officer serving on the compensation committee (or other board committee performing equivalent functions). No executive officer of Fulton served as a director of another entity that had an executive officer serving on the HR committee (or other board committee performing equivalent functions). Finally, no executive officer of Fulton served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that had an executive officer serving as a director of Fulton.

Corporate Governance Guidelines

The Board has developed and adopted the Guidelines to promote the functioning of the Board and its committees and to establish a common set of expectations as to how the Board should perform its functions. The Guidelines address, among other matters: (i) the size of the Board, (ii) director qualifications, (iii) the majority vote standard with respect to the election of directors, (iv) service on other boards and director change in status, (v) meeting attendance and review of meeting materials, (vi) director access to management and independent advisors, (vii) the designation of a Lead Director, (viii) executive sessions, (ix) CEO evaluation and succession planning, (x) Board and committee evaluations, (xi) stock ownership guidelines, (xii) communications by interested parties, (xiii) Board and committee responsibilities and (xiv) the Code of Conduct.

A current copy of the Guidelines can be obtained, without cost, by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604. The Guidelines are available on Fulton’s website at www.fultonbank.com under “Investor Relations – Overview – Governance Documents.”

Code of Conduct

The Board adopted a Code of Conduct that governs the conduct of our directors, officers and employees and affiliate entities. Our Code of Conduct sets forth specific standards of conduct that we expect all of our employees and directors to follow so that Fulton conducts its business in accordance with the highest ethical standards of the financial industry and complies with all laws regulating the conduct of Fulton and its employees. In addition, we maintain an ethics hotline for employees to use on an anonymous basis. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604. The current Code of Conduct is available on Fulton’s website at www.fultonbank.com under “Investor Relations – Overview – Governance Documents.”

ESG Overview

We are a community-focused, purpose-driven organization with a deep, long-standing commitment to promoting sound ESG practices. We recognize that good practices and effective oversight and management of such matters are essential in driving success for our shareholders, the communities in which we operate as well as other stakeholders, including customers, employees and third-party vendors. The Board and committees provide oversight of ESG matters as we continue to make progress in further enhancing our ESG approach, including promoting the success and well-being of our employees.

ESG Oversight

The Board designated the NCG Committee to be the Board-level committee responsible for oversight of our ESG strategy and corporate social responsibility reporting. We have a cross-functional management-level Corporate Social Responsibility Leadership Committee to coordinate Fulton’s ESG program that provides updates to the NCG Committee and the Board.

Employees

We recognize a crucial element of a successful organization is having a diverse, equitable and inclusive culture and workforce that encourages employees to share their opinions and different perspectives, and fosters a culture of respect. In recent years, we undertook many initiatives to increase our diversity, equity and inclusion practices, including, providing allyship training to leaders, conducting senior leader listening tours on diversity, equity and inclusion topics and supporting the launch of several employee resource groups.

We continually invest in our employees. We provide relevant learning opportunities to help employees cultivate their strengths and enrich their careers. Our Employee Experience Council reviews data from employee engagement surveys that lead to action plans in response to survey feedback. We measure progress based on these employee engagement surveys, and success toward meeting established performance goals is reflected in the compensation of certain executives with an employee engagement scorecard metric.

Community and Customers

As an active, integral member of the local communities in which we operate, we recognize the importance of supporting our communities, including through charitable giving as well as providing employees with volunteering opportunities in their communities. A key part of our mission is to serve low- and moderate-income individuals, minorities and small businesses operating in underbanked and underserved areas.

We established and fund our Fulton Forward Foundation (“Fulton Forward”) to make direct impact grants to groups in a manner aligned with our four Fulton Forward® pillars detailed below. Our investment in opportunities for people in our communities to improve their lives includes focusing people and financial resources on philanthropic and volunteer activities to advance the Fulton Forward pillars that promote:

•	Affordable Housing and Home Ownership
•	Job Training and Workforce Development
•	Financial Education and Economic Empowerment
•	Diversity, Equity and Inclusion

To ensure fair and equitable customer treatment, we established a fair lending compliance program consisting of policies, procedures, training, monitoring and testing controls to ensure compliance with Fair Lending laws. The Fair and Responsible Banking Strategy Committee, assisted by the Fair and Responsible Banking Director, oversees the development and execution of fair and responsible banking strategic programs and initiatives.

Environment

As responsible environmental stewards, we strive to reduce the environmental impact of our activities. We are mindful of our operational footprint and deploy efficient land and building practices to minimize the resources used in the communities in which we operate.

A working group of senior officers from different departments across our organization is tasked with understanding the climate-related opportunities and risks in our business. The working group is supporting us by:

•	actively seeking ways to reduce our operational impact on the environment;
•	incorporating climate-related risk management into our business practices;
•	ensuring we have financial products and services that support our customers’ sustainability journeys; and
•	engaging our vendors on sustainability.

We created a centralized Strategic Sourcing and Procurement department that seeks to reduce the costs of goods and services we purchase. We implemented a new statement on supplier diversity as well as a formal Supplier Code of Conduct that can be found at www.fultonbank.com under the “About” tab. These initiatives were created to help reduce our overall environmental impact.

The Risk Committee has oversight responsibility for enterprise risks including climate risk factors. The Risk Committee evaluates Fulton’s established risk appetite and considers emerging risk factors such as ESG in its regular oversight and monitoring of management’s risk reporting and analysis. Climate risk factors in the credit and operational risk domains are considered in the risk appetite and monitoring processes. For more details on our Risk Committee’s activities, see “Board’s Role in Risk Oversight” on page 17.

ESG Reporting

We published our 2022 Corporate Social Responsibility Report (the “CSR”) that highlights our approach to changing the lives of our customers, employees, members of our communities and other stakeholders for the better. The CSR can be found on Fulton’s website at www.fultonbank.com under the “About” tab. The content of the CSR and our website is not incorporated by reference into this Proxy Statement or any other SEC filing.

As part of our continued emphasis on engaging with stakeholders surrounding our ESG efforts, we plan to publish a 2023 CSR report that will include additional disclosures and ESG metrics, a few of which will be aligned with the Sustainability Accounting Standards Board.

Human Capital

Our workforce, excluding temporary employees and interns, on December 31, 2023 consisted of approximately 3,400 employees, compared to approximately 3,300 employees at December 31, 2022.

Employee Engagement and Retention. We place a premium on having a highly engaged workforce because engaged employees tend to perform at a higher level, support our success, and are more likely to remain with our organization. We conduct an annual survey of our workforce to measure employee engagement, assess employee morale, and help identify areas of the employee experience that could be improved. We then task our leaders with developing and implementing communication and action plans aimed at collaborating with their respective teams to gain a better understanding of the results of the assessment and to foster enhanced future engagement.

Our leaders are held accountable for the employee engagement of their teams as each leader’s engagement score is included in their annual performance review. Additionally, aggregated employee engagement assessment results are reported to our Board as a key indicator of the health and well-being of our workforce.

Culture, Diversity and Inclusion. We believe that building relationships matters. This belief includes relationships with customers and relationships among employees. We place significant emphasis on developing our corporate culture, and we consider our culture to be one of the primary components of our continuing success. Our culture-shaping program, The Fulton Experience, is a highly engaging program that is intended to create new ways of thinking about employees’ individual roles, how employees collaborate, and how we and our employees grow together. We believe that we succeed as a company because we value our employees’ teamwork and foster a culture around that belief. We apply that same emphasis to the development of a diverse, equitable, and inclusive workforce. We recognize that having a diverse, equitable, and inclusive culture fosters a culture of respect and is a crucial element of a successful organization.

Compensation and Rewards. We invest in our workforce by offering a comprehensive Total Rewards program which includes competitive salaries, incentives, and benefits. In line with our pay for performance philosophy, our performance-based incentive programs are designed to drive results in the business units as well as at the enterprise level.

Workforce Recruitment and Development. We recruit our workforce, filling both vacant and new positions by posting these positions on our website and on social media platforms, through employee referrals and through talent recruiting efforts by internal and third-party recruiters. We provide for professional development of new and existing employees largely through the efforts of our Learning and Development area that develops and administers a wide variety of training programs for professional development. We also provide a number of third-party offerings in which employees can further enhance their skills, knowledge and leadership potential. One such example, afforded to employees with future leadership potential, is through our participation in the Stonier School of Banking sponsored by the American Bankers Association.

Safety, Health and Wellness. The safety, health and wellness of our employees remains a top priority. In addition to traditional healthcare, paid time off, paid parental leave and retirement benefits, we provide behavioral and mental health support and work-life services through our Employee Assistance Program. Following the end of the COVID-19 pandemic, we continue to iterate our approach to remote and hybrid working arrangements to support new ways of working while strengthening employee engagement.

Related Person Transactions

In 2023, certain Fulton directors and executive officers, including certain NEOs, their family members and the companies with which they are associated, were customers of, and/or had banking transactions with, Fulton Bank. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by Fulton Bank. All loans and commitments to lend made to these persons and to the companies with which they are associated: (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Fulton Bank and (iii) did not involve more than a normal risk of collectability or present other unfavourable features. It is anticipated that similar transactions will be entered into in the future.

In 2023, Fulton had one related person transaction in excess of $120,000 in connection with legal fees paid to Barley Snyder in the amount of $1,557,249. Ms. Craighead Carey, a director nominee, is the managing partner of Barley Snyder. Ms. Craighead Carey owns less than a 10% interest in Barley Snyder. In 2023, Ms. Craighead Carey was not directly engaged as counsel for any Fulton-related matter, and she did not bill any hours on Fulton engagements.

In 2023, there were no family relationships among Board members, director nominees and Fulton executive officers requiring disclosure.

Fulton does not have a separate related person transactions policy. Under the Code of Conduct, directors must provide prompt notice to Fulton of all new or changed business activities, related person relationships and board directorships. The Audit Committee is charged with the oversight of, and responsibility to conduct, on an annual basis, a review of all transactions with related persons as defined in applicable SEC regulations.

In February 2024, the Audit Committee reviewed and approved a report of all 2023 related person transactions.

Delinquent Section 16(a) Reports

Based solely on Fulton’s review of: (i) Forms 3 and 4 and amendments thereto filed electronically with the SEC during the 2023 fiscal year; (ii) Forms 5 and amendments thereto filed electronically with the SEC with respect to the 2023 fiscal year and (iii) written representations from Fulton’s directors, the NEOs and our officers, we believe that all Section 16(a) reports were timely filed during the 2023 fiscal year, except for Mr. Wenger’s sale on March 16, 2023 of 0.5273 shares reported on a Form 4 filed on May 3, 2023, and Mr. Moxley’s sale on January 18, 2023 of 0.4599 shares reported on a Form 4 filed on April 27, 2023. Each of these transactions was a sale of non-transferable fractional shares in connection with the transfer of whole shares between accounts for the reporting person.

Director Compensation

The compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexity and business model. The Board reviews Fulton’s non-employee director compensation on an annual basis with the assistance of the HR Committee.

Elements of Director Compensation

Non-employee directors receive a combination of a cash retainer and equity compensation for service on the Board and its committees. Fulton-employed directors do not receive individual meeting fees or other director-related compensation. In 2023, Fulton granted equity awards in the form of restricted stock units to its non-employee directors pursuant to the Director Equity Plan. These restricted stock units vest one year after their grant date.

Fulton reimburses directors for Board-related expenses and provides non-employee directors with a $50,000 term life insurance policy. Certain directors participate in Fulton’s Deferred Compensation Plan (the “DCP”) that allows a director to elect to defer a portion of his or her cash director fees. Annual cash retainers are paid in quarterly installments.

Below is the amount of compensation paid to non-employee directors in 2023:

2023 Fees	Payment Amounts
Annual director retainer	$70,000 in cash
Annual retainer paid to the Lead Director	$30,000 in cash
Annual retainer paid to committee chairpersons(1)	$17,500 in cash
Annual equity retainer(2)	$80,000

_____________________________

(1) A cash retainer is not paid to the chairperson of the Executive Committee.

(2) The number of restricted stock units awarded was based on the June 1, 2023 grant date closing price per share of Fulton’s common stock rounded up to the next whole share. The restricted stock units accrue dividend equivalents and vest one year after the grant date.

2023 Director Compensation

The following table details the compensation paid to each 2023 Fulton non-employee director:

2023 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Jennifer Craighead Carey	80,938	80,000	160,938
Lisa Crutchfield	76,563	80,000	156,563
Denise L. Devine	87,500	80,000	167,500
Steven S. Etter	70,000	80,000	150,000
George W. Hodges(2)	29,167	-	29,167
George K. Martin	70,000	80,000	150,000
James R. Moxley III	100,000	80,000	180,000
Antoinette M. Pergolin	70,000	80,000	150,000
Scott A. Snyder	87,500	80,000	167,500
Ronald H. Spair	80,938	80,000	160,938
Mark F. Strauss(2)	35,729	-	35,729
E. Philip Wenger	70,000	80,000	150,000

_____________________________

(1) The amounts in this column consist of a $80,000 stock award granted on June 1, 2023 under the Director Equity Plan consisting of 6,909 restricted stock units having a grant date fair value of $11.58 per share, the closing price of Fulton common stock on the grant date. These stock awards vest on June 1, 2024.

(2) Messrs. Hodges and Strauss retired at the 2023 Annual Meeting.

Stock Ownership Guidelines

The Guidelines require that each director own at least $350,000 of Fulton common stock within five calendar years after becoming a director. As of December 31, 2023, Messes. Craighead Carey and Pergolin are on track to achieve the stock ownership guideline amount within five years of becoming subject to the Guidelines. The remaining directors have satisfied the stock ownership guideline requirements.

Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

The following table sets forth the beneficial ownership of Fulton common stock at the close of business on March 1, 2024 (the “Record Date”) by: (i) each director, (ii) each director nominee, (iii) each NEO and (iv) Fulton’s directors and executive officers as a group. The following information is based on information furnished by the respective directors and officers.

Directors and Director Nominees who are not NEOs	Total Shares Beneficially Owned(1)	% of Class

Jennifer Craighead Carey	4,802	*
Lisa Crutchfield	11,938	*
Denise L. Devine(2)	23,199	*
Steven S. Etter	296,232	*
George K. Martin(3)	10,658	*
James R. Moxley III(4)	173,933	*
Antoinette M. Pergolin	3,163	*
Scott A. Snyder	6,540	*
Ronald H. Spair(5)	19,072	*
E. Philip Wenger(6)	523,009	*

NEOs

Curtis J. Myers(7)	213,562	*
Mark R. McCollom(8)	73,805	*
Angela M. Snyder	56,504	*
Meg R. Mueller(9)	103,769	*
Beth Ann L. Chivinski(10)	107,800	*

All Directors and Executive Officers as a group (20 persons)	1,728,730	1.07%

 _________________________

(*)   Represents less than 1.0% of the outstanding shares of Fulton’s common stock calculated in accordance with Rule 13d-3 of the Exchange Act.

(1)   For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the Record Date, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(2)   Ms. Devine’s ownership includes 1,000 shares held jointly with her spouse.

(3)   Mr. Martin’s ownership includes 8,870 shares held in an individual retirement account and 125 shares held jointly with his spouse.

(4)   Mr. Moxley’s ownership includes: (i) 39,115 shares held by The Moxley Family Trust, (ii) 1,341 shares held solely by his spouse, (iii) 20,112 shares held by Mr. Moxley as custodian for his children and (iv) 28,000 shares held in a 401(k) plan.

(5)   Mr. Spair’s ownership includes 10,000 shares held jointly with his spouse.

(6)   Mr. Wenger’s ownership includes: (i) 144,297 shares held jointly with his spouse, (ii) 96,626 shares held in an individual retirement account (“IRA”), (iii) 3,851 shares held in an IRA by his spouse and (iv) 424 shares held by Mr. Wenger as custodian for his children.

(7)   Mr. Myers’ ownership includes: (i) 57,518 shares held in the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”) and (ii) 27,109 shares held jointly with his spouse.

(8)   Mr. McCollom resigned as Senior Executive Vice President and Chief Financial Officer effective February 8, 2024.

(9)   Ms. Mueller’s ownership includes 10 shares held jointly with her spouse.

(10) Ms. Chivinski’s ownership includes 10,934 shares held in the 401(k) Plan.

Owners of More Than Five Percent

The following table sets forth information as to those persons or entities believed by the Company to be beneficial owners of more than 5% of Fulton’s outstanding shares of common stock on the Record Date or as represented by the owner or as disclosed in certain reports regarding such ownership filed by such persons with Fulton and with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act. Other than those persons listed below, Fulton is not aware of any person, as such term is defined in the Exchange Act, that beneficially owns more than 5% of Fulton’s common stock as of the Record Date.

Name and Address of Beneficial Owner	Shares Owned	% of Class(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	23,546,315	14.3%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	19,444,753	11.84%

Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	11,918,842	7.3%

State Street Corporation(5) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016	8,913,746	5.43%

 ____________________________

(1) Based on 162,025,005 shares of Fulton common stock issued and outstanding as of the Record Date.

(2) Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024 that reported: (i) sole voting power as to 23,022,549 shares of Fulton common stock and (ii) sole dispositive power as to 23,546,315 shares of Fulton common stock.

(3) Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 that reported: (i) sole voting power as to zero shares of Fulton common stock, (ii) sole dispositive power as to 19,123,055 shares of Fulton common stock, (iii) shared voting power as to 147,036 shares of Fulton common stock and (iv) shared dispositive power as to 321,698 shares of Fulton common stock.

(4) Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024 that reported: (i) sole voting power as to 11,737,936 shares of Fulton common stock and (ii) sole dispositive power as to 11,918,842 shares of Fulton common stock.

(5) Based on a Schedule 13G filed by State Street Corporation with the SEC on January 24, 2024 that reported: (i) shared voting power as to 1,016,254 shares of Fulton common stock and (ii) shared dispositive power as to 8,913,746 shares of Fulton common stock.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal

We present our say-on-pay proposal annually. This proposal provides our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, compensation of Fulton’s NEOs, as discussed in this Proxy Statement, including the CD&A. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our shareholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Fulton’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Board, the HR Committee or Fulton. The HR Committee, however, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs. The Board believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by our shareholders.

The Board unanimously recommends that shareholders vote “FOR” the approval of the compensation paid to Fulton’s NEOs as disclosed in this Proxy Statement, including the CD&A, compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

INFORMATION CONCERNING EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this CD&A we explain the design of our 2023 executive compensation program for our NEOs, which consist of the CEO, Chief Financial Officer (“CFO”) and our three other highest paid executive officers (collectively, “NEOs”). The HR Committee has designed our NEO compensation program to: (i) align NEOs’ interests with the interests of our shareholders, (ii) pay for performance and (iii) attract, motivate and retain executive officers.

Executive Summary

Our 2023 NEOs are listed below:

Named Executive Officers
Curtis J. Myers:	Chairman and CEO
Mark R. McCollom:	Former Senior Executive Vice President and CFO(1)
Angela M. Snyder:	Senior Executive Vice President and Chief Banking Officer(2)
Meg R. Mueller:	Senior Executive Vice President and Head of Commercial Banking
Beth Ann L. Chivinski:	Senior Executive Vice President and Chief Risk Officer(3)

____________________________

(1)  Mr. McCollom resigned as Senior Executive Vice President and CFO effective February 8, 2024.

(2)  Ms. Snyder was appointed President effective January 1, 2024.

(3)  Ms. Chivinski was appointed Senior Executive Vice President and Interim Chief Financial Officer effective February 8, 2024.

The following tables highlight the key factors and outcomes with respect to our 2023 financial performance and executive compensation program:

2023 Key Accomplishments and Financial Highlights

Earnings Per Share: Diluted earnings per share (“EPS”) on a generally accepted accounting principles (“GAAP”) basis of $1.64 per share and an adjusted EPS(1) of $1.70 per share (“Adjusted EPS”).

Return on Average Equity: Return on average equity (“ROE”) of 11.24%.

Total Loans: Exceeded $21 billion in total loans.

Dividends: Declared $0.64 per share in dividends.

___________________________

(1) Non-GAAP financial measure. For more information regarding the calculation of non-GAAP financial measures included in this section, please refer to the section titled “Non-GAAP Reconciliations” included in Annex A to this Proxy Statement.

2023 Executive Compensation Highlights

Performance-Based Compensation: 58% of CEO total target compensation was performance-based.

Say-on-Pay Results: Approximate 96.41% approval of our executive compensation program.

Annual Incentive Results: Paid out at 50% of target.

Long-Term Incentives (“LTI”): Granted in the form of performance shares that vest based on relative total shareholder return (“TSR”) and pre-determined profit targets.

2020 Long-Term Performance-Based Awards Results: The equity awards granted in 2020 vested in 2023 based on the following performance goals: (i) the TSR award relative to peers was at the 42.86 percentile resulting in a 78.57% TSR payout and (ii) the return on average assets (“ROA”) (one year) goal was 0.732% resulting in a 108.45% ROA award payout as percentage of target.

Executive Compensation Philosophy

Our executive compensation philosophy and program are intended to achieve the following three objectives:

Align NEOs interests with shareholder interests	The interests of the NEOs should be closely aligned with our shareholders using key financial measures that contribute to long-term shareholder value.
Link pay to performance	A close link should exist between the NEOs’ pay and our overall performance on both a short- and long-term basis. We seek to reward our NEOs for their contributions to our financial and non-financial achievements and to differentiate rewards to our NEOs based on their individual contributions.
Attract, motivate and retain executive officers	Our compensation program is designed to motivate and retain our highly talented executive officers.

Summary of Executive Compensation Practices

Our HR Committee regularly reviews our compensation practices and policies to ensure that they further our executive compensation philosophy. Below is a summary of certain of our corporate governance and compensation practices. The HR Committee believes our corporate governance and compensation practices closely align with the interests of our shareholders.

Corporate Governance and Compensation Practices

What We Do:	What We Do Not Do:

✓  HR Committee comprised exclusively of independent directors

✓  Align our executive compensation policy with business goals and shareholder interests

✓  Annual say-on-pay vote

✓  Independent executive compensation consultant

✓  Pay for performance – a substantial portion of executive compensation is variable or at risk

✓  LTI compensation aligned with shareholder interests and financial objectives

✓  NEO stock ownership requirements

✓  Rigorous compensation clawback policies that exceed Nasdaq requirements

✓  Evaluate and update the composition of our peer group annually

✓  Maintain effective balance of short- and long-term incentives

✓  Double-trigger change-in-control cash severance and equity provisions

✓  Annual incentive compensation risk assessment

✓  Cap on NEO incentive compensation payments

X  Permit hedging and pledging by executives

X  Spring-loading with respect to equity awards

X  Provide excise tax gross-ups in any NEO employment or change-in-control agreements

X  Reward executives for taking excessive, inappropriate or unnecessary risks

X  Allow the repricing or backdating of equity awards

X  Provide multi-year guaranteed salary increases or non-performance bonus arrangements

X  Rely exclusively on one metric in our executive compensation program

Pay for Performance

Our compensation philosophy is designed to align pay for performance on both a short- and long-term basis. We believe that the compensation of our NEOs should reflect Fulton’s overall performance as well as each individual NEO’s specific contributions to that performance.

We believe that a significant portion of our NEOs’ total compensation should be “performance-based” and “at-risk,” meaning that its payment or vesting is based upon the achievement of predefined financial and performance metrics. We also believe that a significant portion should be “variable,” meaning that actual compensation paid to our NEOs will increase or decrease based on the achievement of pre-determined performance metrics.

A significant portion of pay “at-risk” motivates our executives to achieve performance goals and create value for our shareholders.

•	The annual incentive bonus awards are earned by our executives for the achievement of short-term performance goals and how well we perform relative to the industry and our peers. The amount paid is tied to the level of achieved performance, with higher payout levels reflecting superior performance.
•	Our long-term, performance-based equity awards reward our executives for achieving long-term performance goals while contributing to increased shareholder value. A portion of our long-term incentive awards are also tied to our performance relative to our peer group.

As reflected in the charts below, 58% of our CEO’s target total 2023 compensation was “variable” or “at-risk,” and an average of 47% of our other NEOs’ target total 2023 compensation was “variable” or “at-risk.”

Executive Compensation Decision-Making Process

HR Committee

The HR Committee is currently comprised of four independent directors who are appointed annually.

The HR Committee is responsible for establishing and overseeing our executive compensation program in alignment with Fulton’s compensation philosophy. We do not have an exact formula or policy with regard to the allocation of compensation between cash and non-cash elements. The HR Committee determines the amount and type of our executive compensation considering: (i) publicly available peer executive compensation information, (ii) advice from outside advisors and experts, (iii) the complexity, scope and responsibilities of the individual’s position and (iv) the CEO’s recommendations with respect to the other NEOs. The CEO is not involved in discussions and determinations related to his own compensation.

The HR Committee reviews and makes recommendations to the Board with respect to the NEO base salaries and other compensation paid to the NEOs. The independent directors of the Board review and approve compensation decisions for the CEO and our other NEOs after review and upon recommendation of the HR Committee. The HR Committee also administers Fulton’s equity and other compensation plans.

Management

Certain members of our executive management team attend regular HR Committee meetings at which Fulton’s performance and competitive compensation levels are discussed and evaluated. These executive management team members provide information and recommendations to the HR Committee with respect to our executive compensation design.

The CEO, with the HR Committee and without any other NEO present, reviews the performance of all NEOs other than the CEO. The HR Committee, without the CEO present, periodically reviews the CEO’s overall performance.

In 2023, the HR Committee recommended to the Board the compensation of all NEOs. Based on these recommendations, the Board, in executive session and with only independent directors present, made certain compensation decisions regarding the NEOs.

Compensation Consultant

In 2023, the HR Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook performed a variety of assignments during 2023, including: (i) conducting an NEO compensation market analysis, (ii)  designing our executive compensation program including our annual cash incentive compensation awards (“VCP”) and equity awards, (iii) reviewing our director compensation program and (iv) providing general compensation advice regarding our NEOs. As part of FW Cook’s 2023 engagement, the HR Committee also instructed FW Cook to compare Fulton’s current compensation practices and executive compensation programs to our peers, evolving industry best practices and regulatory guidance.

In 2023, FW Cook and its affiliates did not provide any services to Fulton or its affiliates other than FW Cook’s services as independent compensation consultant. The HR Committee considered the independence of FW Cook for the 2023 engagement in light of SEC rules and Nasdaq listing standards related to compensation committee consultants. The HR Committee concluded that the work performed by FW Cook did not raise any conflict of interest and it further concluded that FW Cook satisfied SEC rules and Nasdaq listing standards with respect to compensation committee consultants.

2023 Peer Group

As part of its annual review of our executive compensation program, the HR Committee, with FW Cook’s assistance, established a peer group (the “2023 Peer Group”), based on a number of factors, including asset size, revenue composition, number of employees, market capitalization, geographic location, business model and composition of shareholder base. The HR Committee considered the 2023 Peer Group data, as well as other relevant data provided by FW Cook, in establishing 2023 base salaries, 2023 annual cash incentive compensation awards (“VCP Awards”) and setting long-term equity award levels granted in the form of performance shares (“Performance Shares”).

The HR Committee removes peer group companies upon the announcement that a peer group company is being acquired or is involved in a significant merger and acquisition (“M&A”) transaction. The 2023 Peer Group is set forth below:

2023 Peer Group
Atlantic Union Bankshares Corporation	Old National Bancorp	Umpqua Holdings Corporation(1)
Cadence Bank	Prosperity Bancshares, Inc.	United Bankshares, Inc.
Commerce Bancshares, Inc.	Provident Financial Services, Inc.	United Community Banks, Inc.
F.N.B. Corporation	Simmons First National Corporation	Valley National Bancorp
Hancock Whitney Corporation	Trustmark Corporation	Wintrust Financial Corporation
Independent Bank Corp.	UMB Financial Corporation	WSFS Financial Corporation
Northwest Bancshares, Inc.

(1)  Ceased to be used as a 2023 Peer Group member when it was acquired by Columbia Banking System, Inc. in 2023.

Shareholder Say-on-Pay Proposal Historical Results

The Board and the HR Committee consider the non-binding advisory say-on-pay vote as a barometer of shareholder support for our executive compensation program. Below are our say-on-pay votes for the past five years:

Year	2023	2022	2021	2020	2019
% Voted “FOR”	96.41%	96.95%	97.17%	97.45%	97.57%

These prior say-on-pay votes confirm shareholder support of our compensation philosophy and objective of linking executive compensation to shareholder value creation.

Compensation Plan Risk Review

At its January 2024 meeting, the HR Committee conducted its annual incentive compensation plan risk assessment review. The HR Committee received an incentive compensation plan risk assessment report from management and the HR Committee determined that our incentive compensation design and plans do not promote undue risk taking.

Elements of Our Executive Compensation Program

Our executive compensation program currently provides for a mix of base salary, VCP Awards and long-term equity-based incentive awards (“LTI Awards”). The HR Committee reviews these components and the effectiveness of our compensation program annually. The HR Committee generally targets a range around the median of our peer group for positioning target total direct NEO compensation. The purpose and key characteristics of each element of our executive compensation program are as follows:

2023 CEO Actual Direct Compensation	Average Other NEOs Actual Direct Compensation	Purpose and Key Features
Base Salary
Purpose: Attract, motivate and retain NEOs. Key Feature: Base salary based on NEO’s position, experience, responsibilities and performance.
Annual Cash Incentive Awards – VCP Awards

Purpose: Reward NEOs for the achievement of certain short-term financial, risk management and business goals.

Key Feature: Reward NEOs for performance relative to the goals contained in our VCP scorecard.

Equity Awards – LTI Awards

Purpose: Focus NEOs’ attention on delivering long-term performance results that increase shareholder value.

Key Feature: Reward NEOs for our relative TSR performance while maintaining baseline profitability.

All Other Compensation
Purpose: Attract and retain NEOs.

Base Salary

The HR Committee is responsible for setting senior executive officer base salaries. The HR Committee considers base salary levels as part of its process of ensuring that each senior executive officer’s overall compensation package is competitive, including annual and long-term incentives, the target amounts of which are generally based on a percentage of base salary.

Our NEO base salaries are set within a competitive range around Fulton’s peer median based upon the NEOs’ position, experience, responsibilities and performance. In 2023, the HR Committee examined the compensation levels of our NEOs based on the market analysis performed by FW Cook in order to appropriately compare the compensation of our NEOs to the compensation paid by other companies with which we compete for talent. The HR Committee increased the base salary of Mr. Myers based on the CEO market analysis performed by FW Cook to provide closer alignment of Mr. Myers with the peer CEO median. In addition, the HR Committee increased Mr. McCollom and Ms. Snyder’s base salaries to more closely align each of them with their respective peer median positions.

Below are the 2022 and 2023 base salaries for each of the NEOs effective April of each year.

NEO	2022 Base Salary	2023 Base Salary	% Change
Curtis J. Myers	$661,279	$850,000	28.5%
Mark R. McCollom	$459,911	$500,000	8.7%
Angela M. Snyder	$463,500	$500,000	7.9%
Meg R. Mueller	$416,625	$433,290	4.0%
Beth Ann L. Chivinski	$412,395	$428,891	4.0%

Annual Cash Incentives – VCP Awards

Overview

The HR Committee uses a scorecard approach to determine the VCP Award funding level, which we also refer to as the VCP payout. The HR Committee retains discretion to increase or decrease any VCP Award subject to a cap on individual awards of 200% of the target award.

2023 Scorecard Performance Metrics

In March 2023, the HR Committee approved the scorecard performance metrics for the 2023 VCP Awards (the “2023 Scorecard”) which calculates each metric as a score ranging from 0 to 5. The 2023 Scorecard included key objectives in the following three categories: “Financial Results,” “Risk Management” and “Business Objectives.” The HR Committee believes each of these objectives is a key driver of Fulton’s performance and aligns Fulton and its NEOs’ focus on continued long-term value creation.

In establishing the 2023 Scorecard, the HR Committee set the performance goals and metrics prior to the impact of the rising interest rate and inflationary environment together with the increased pressure on funding costs, particularly deposit pricing that the industry began to experience in late 2022 and early 2023. The 2023 Scorecard was approved before the extraordinary industry events in the Spring of 2023 that resulted in the failures of Silvergate Bank, Silicon Valley Bank, First Republic Bank and Signature Bank. Following the extraordinary events of the Spring of 2023, the HR Committee considered the potential of setting aside the formula-based VCP Award framework due to the significant uncertainty that the convergence of these events caused across the industry with respect to 2023 financial planning. The HR Committee continued to discuss proceeding in a manner consistent with past practices with respect to the formula-based program and relative weightings of the various performance metrics focused on Financial Results, Risk Management and Business Objectives, and the use of the Board-approved financial plan as the basis for performance targets. With the assistance of FW Cook, the HR Committee actively monitored the broader environment with respect to executive compensation and the treatment of 2023 annual cash incentive awards by peers and the market generally. The HR Committee reserved the ability to exercise discretion with respect to the ultimate VCP Awards to reflect appropriate outcomes for Fulton, our NEOs and our shareholders.

Our 2023 performance goals and relative weightings, as reflected in our 2023 Scorecard, were as follows:

2023 Scorecard Matrix
Performance Categories	Performance Sub-categories(1)

Financial Results	Score Rating	0	1	(Threshold) 2	(Target) 3	4	(Max) 5	Weight
	Adjusted EPS	< = $1.700	$1.800	$1.900	$2.000	$2.100	= > $2.200	30%
	Adjusted ROE	< = 11.246%	11.907%	12.569%	13.230%	13.892%	= > 14.553%	20%
	Adjusted Operating Expense/ Average Assets	= > 2.580%	2.520%	2.460%	2.400%	2.340%	< = 2.280%	15%

Risk Management		Weight
	Capital, Liquidity, Management, Market Risk and Consumer Compliance	10%
	Asset Quality: Non-performing Assets to Total Assets	10%

Business Objectives		Weight
	2023 Company-wide Employee Engagement Index (All Employees)	7.5%
	2023 Company-wide Employee Engagement Index (Employees of Color)	7.5%

(1) Interpolated on a straight-line basis.

Target VCP Opportunities

In February 2023, the HR Committee approved the target VCP opportunities for each NEO with a payout range of 0% to 200% of target based on performance achievement against pre-established goals. In addition to this payout range, the HR Committee has the ability to modify individual payouts based on its holistic evaluation of Company and individual performance. The application of any modifier for an NEO would be informed by tailored individual goals without any specific weighting. The following table shows each NEO’s VCP opportunity range:

2023 VCP Award Matrix
NEO	Payment as a % of 2023 Eligible Earnings(1)
	VCP Threshold (50% of Target) Scorecard Result	VCP Target (100% of Target) Scorecard Result	VCP Maximum (200% of Target) Scorecard Result
Curtis J. Myers	45%	90%	180%
Mark R. McCollom	35%	70%	140%
Angela M. Snyder	35%	70%	140%
Meg R. Mueller	25%	50%	100%
Beth Ann L. Chivinski	25%	50%	100%

(1) For purposes of determining VCP Awards, eligible earnings are the actual 2023 base salary earnings paid to the NEOs.

VCP Payout Potential

In determining the VCP payout potential for each NEO, the HR Committee approved the following 2023 Scorecard composite (“2023 Scorecard Composite”) score performance metrics:

VCP Scorecard Composite Score	VCP Payout Potential(1)
Threshold – Composite Score of 2	50%
Target – Composite Score of 3	100%
Maximum – Composite Score of 5	200%
_____________________
(1) Payouts are interpolated on a straight-line basis.

Minimum Adjusted ROE and Net Income Requirement

Annual VCP Awards are subject to financial performance thresholds. Regardless of the achievement of the performance goals, no VCP Award is paid unless Fulton achieves both a pre-determined Adjusted ROE (as defined below) performance threshold and a pre-determined net income goal. For 2023, the HR Committee determined that Fulton must achieve an Adjusted ROE of at least 10.58% and positive net income as a condition to any VCP Award being paid. In February 2024, the HR Committee evaluated the two criteria and determined:

•	2023 Adjusted ROE(1) performance of 11.612% was above the 2023 Adjusted ROE threshold; and
•	2023 net income for the year of $274 million satisfied the positive net income goal.
________________________
(1) Non-GAAP financial measure. For more information regarding the calculation of non-GAAP financial measures included in this section, please refer to the section titled “Non-GAAP Reconciliations” included in Annex A to this Proxy Statement.

2023 Scorecard Results

The following table shows Fulton’s actual 2023 results with respect to the 2023 Scorecard:

Final 2023 Scorecard Matrix
Performance Categories	Performance Sub-categories(1)

Financial Results	Score Rating	0	1	(Threshold) 2	(Target) 3	4	(Max) 5	Weight	Actual Performance	Weighted Score
Adjusted EPS(2)	< = $1.700	$1.800	$1.900	$2.000	$2.100	= > $2.200	30%	$1.698	0.00
Adjusted ROE(2)	< = 11.246%	11.907%	12.569%	13.230%	13.892%	= >14.553%	20%	11.612%	0.11
Adjusted Operating Expense/ Average Assets(2)	= > 2.580%	2.520%	2.460%	2.400%	2.340%	< = 2.280%	15%	2.459%	0.30

Risk Management	Weight	Weighted Score
Capital, Liquidity, Management, Market Risk and Consumer Compliance	10%	0.40
Asset Quality: Non-performing Assets to Total Assets	10%	0.46

Business Objectives	Weight	Weighted Score
2023 Company-wide Employee Engagement Index (All Employees)	7.5%	0.24
2023 Company-wide Employee Engagement Index (Employees of Color)	7.5%	0.24
Total Score	1.75

(1) Interpolated on a straight-line basis.

(2) Non-GAAP financial measure. For more information regarding the calculation of non-GAAP financial measures included in this section, please refer to the section titled “Non-GAAP Reconciliations” included in Annex A to this Proxy Statement.

2023 VCP Award Compensation Payouts

Looking holistically at the Company’s successes and challenges during 2023, the HR Committee concluded that the calculated zero funding for the VCP Award for the NEOs that resulted from the application of the pre-approved 2023 Scorecard would not appropriately link total compensation to performance or our compensation philosophy. The HR Committee recognized that the 2023 Scorecard failed to recognize our management team’s actions that protected and enhanced long-term shareholder value in the face of disruption in the industry, which was unprecedented in terms of velocity. Specifically, the 2023 Scorecard Adjusted ROE and Adjusted EPS performance metrics, which were directly and negatively affected by the unanticipated increase in deposit costs resulting from the rapidly rising interest rate environment and significantly enhanced by depositor behaviors and preferences following the bank failures in the Spring of 2023, drove a below-threshold 2023 Scorecard Composite score that would have resulted in no 2023 VCP Award payouts.

The HR Committee, when examining the Company’s achievements and challenges during 2023, determined that the NEOs each contributed to the Company’s financial performance that the HR Committee viewed as successful when considered within the context of the extraordinary and unpredictable events of 2023. Notably, the HR Committee took into consideration the Company’s many quantitative and qualitative achievements in 2023, as highlighted below:

•	Our loan-to-deposit ratio remained within our target range, ending the year at 99%;
•	We expanded our net interest margin 15 basis points in 2023;
•	Delinquency and non-performing asset ratios improved year over year;
•	Launched our Diverse Business Banking program to support diverse business owners;
•	Increased the number of households to 534,000;
•	Increased our digital transactions to more than 6 million digital transactions per month; and
•	Grew loans by $1 billion, exceeding $21 billion at year end.

The HR Committee determined that providing no 2023 VCP Award payouts would not adequately recognize the significant achievements of our NEOs in a very challenging economic and operating environment.

As a result, the HR Committee, in consultation with FW Cook, and considering both the Company’s performance with respect to the pre-approved performance metrics as well as the quantitative and qualitative factors described above, recommended that the Board exercise its discretion to modify the 2023 Scorecard VCP Award outcomes. The HR Committee determined that the unanticipated events of 2023 had a disproportionately negative effect on the 2023 Scorecard Composite score due to the Adjusted EPS and Adjusted ROE weightings. The HR Committee balanced the inherent difficulty in isolating and quantifying the precise impact these unanticipated events had on Adjusted EPS and Adjusted ROE, on the one hand, with the discipline and integrity the scorecard framework provides to the VCP Award process and the desire to not disregard the 2023 Scorecard Composite score in its entirety, on the other hand. Consequently, the HR Committee exercised its discretion to provide a VCP Award to each NEO in the amount of 50% of target.

Below are the NEOs’ 2023 VCP Award target and 2023 VCP Award paid:

NEO	2023 VCP Award Target	2023 VCP Award Paid
Curtis J. Myers	$765,000	$382,500
Mark R. McCollom(1)	$350,000	-
Angela M. Snyder	$350,000	$175,000
Meg R. Mueller	$214,402	$107,201
Beth Ann L. Chivinski	$212,225	$106,112

(1) Mr. McCollom did not receive a VCP Award because he resigned prior to the VCP Award payment date.

Equity Awards – LTI Awards

Overview

In 2023, LTI awards were granted to our NEOs in the form of performance shares (the “Performance Shares”). Under the 2022 Plan, long-term equity awards in the form of performance shares are calculated based on pre-determined performance goals and the HR Committee’s assessment, in its discretion, of our NEOs’ attainment of our 2023 goals. LTI awards are awarded to focus each of our NEO’s attention on delivering long-term performance results that increase shareholder value.

Performance Shares that vest, together with accrued dividend equivalents, are settled in shares of Fulton common stock on a one-for-one basis. Dividend equivalents will not be paid unless the Performance Shares vest.

The Performance Shares granted in 2023 vest based on two separate performance components that are summarized below:

2023 Equity Award Structure

TSR Component

Allocation: 65%

Grant Date: May 1, 2023

Performance Period: May 1, 2023 – March 31, 2026

Vesting: Relative TSR to 2023 Peer Group determines the number of Performance Shares earned for the performance period

Profit Trigger Component

Allocation: 35%

Grant Date: May 1, 2023

Performance Period: January 1, 2025 – December 31, 2025

Vesting: 3-year, time-based cliff vesting conditioned on achievement of the Profit Trigger (defined below) for the performance period

Award Opportunities

The number of Performance Shares awarded to each of the NEOs is based on a target opportunity amount that may be adjusted from 0% to 125% of target. For 2023, the target award opportunities (as a percentage of each NEO’s base salary) were as follows:

NEO	2023 LTI Target Opportunity(1)
	LTI Minimum (0% of Target)	LTI Target	LTI Maximum (125% of Target)
Curtis J. Myers	0%	120%	150.00%
Mark R. McCollom(2)	0%	100%	125.00%
Angela M. Snyder	0%	100%	125.00%
Meg R. Mueller	0%	75%	93.75%
Beth Ann L. Chivinski	0%	75%	93.75%

___________________________

(1) 2023 LTI target opportunity is a percentage of the NEOs’ base salary as of January 1, 2023.

(2) As a result of Mr. McCollom’s resignation in February 2024, Mr. McCollom forfeited his 2023 LTI awards.

The actual payout of the TSR portion of the Performance Shares is based on 2023 Peer Group performance from May 1, 2023 through March 31, 2026 using the following pay line:

TSR Performance Pay Line	LTI TSR Payout Potential
TSR Threshold – 25th percentile	50%
TSR Target – 50th percentile	100%
TSR Maximum – 75th percentile	150%

The actual number of shares of Fulton common stock, if any, upon vesting may be higher or lower than the number of Performance Shares granted to the NEOs based on the attainment of the performance goals underlying the Performance Shares.

The Profit Trigger performance measure is Fulton’s net income from January 1, 2025 to December 31, 2025. In order to achieve this performance measure, net income must be greater than all dividends declared by Fulton for the immediately preceding four full calendar quarters prior to the May 1, 2023 Performance Shares grant date. The Profit Trigger component of the Performance Shares represents a fixed number of shares that can either be earned or not.

The 2023 grant date fair value of the Performance Shares, the total number of Performance Shares awarded, and the allocation of the Performance Shares are set forth below:

NEO	2023 Grant Date Fair Value of Performance Shares(1)	Performance Shares Awarded	Shares Subject to TSR Component	Shares Subject to Profit Trigger Component
Curtis J. Myers	$954,757	86,513	56,234	30,279
Mark R. McCollom(2)	$468,014	42,408	27,566	14,842
Angela M. Snyder	$468,014	42,408	27,566	14,842
Meg R. Mueller	$292,475	26,502	17,227	9,275
Beth Ann L. Chivinski	$289,507	26,233	17,052	9,181

________________________________

(1) Based on the May 1, 2023 grant date fair value of the Performance Shares.

(2) As a result of his resignation in February 2024, Mr. McCollom forfeited his 2023 LTI Performance Shares.

Payout of 2020 Performance-Based Equity Awards

Fulton granted to the NEOs on May 1, 2020 performance share awards (the “2020 Performance Share Award”) that vested on May 1, 2023 based on the achievement of the performance goals. The performance metric targets and results are as follows:

2020 Performance Share Award Metrics	Weighting	Performance Period Targets	Actual Results	% of Payment
3-year TSR	37.5%	TSR Relative to 2019 Peer Group from May 1, 2020 to March 31, 2023	42.86 Percentile	78.57%
1-year ROA	37.5%	ROA Goal of 0.708%	0.732%	108.45%
Profit Trigger	25.0%	Subject to profit requirement	100.00%	100.00%
		Total Payout as a % of Target		95.13%

The amounts below include accrued dividend equivalent units. In connection with the 2020 Performance Share Award, the total number of Performance Shares awarded, the grant date fair value of Performance Shares awarded, the total number of Performance Shares issued upon vesting and the total value of Performance Shares issued upon vesting are as follows:

NEO	Total Number of Performance Shares Awarded	Grant Date Fair Value of Performance Shares Awarded	Total Number of Performance Shares upon Vesting	Total Value of Performance Shares upon Vesting(1)
Curtis J. Myers	51,433	$555,828	55,638	$655,977
Mark R. McCollom	39,938	$431,603	43,203	$509,359
Angela M. Snyder	27,355	$295,703	29,602	$349,011
Meg R. Mueller	27,355	$295,703	29,602	$349,011
Beth Ann L. Chivinski	27,077	$292,697	29,302	$345,467

 _________________________

(1) Shares valued at $11.79 per share on the May 1, 2023 vesting date.

Other Compensation Elements

Employee Stock Purchase Plan. The ESPP is designed to advance the interests of Fulton and its shareholders by encouraging employees to acquire a stake in our future by purchasing shares of Fulton common stock. We limit payroll deduction and annual employee participation to $15,000. The NEOs are eligible to purchase shares through the ESPP at a discount, currently 15%, on the same basis as other employees participating in the ESPP.

Defined Contribution Plan – 401(k) Plan. Fulton provides the 401(k) Plan to the NEOs and other employees that allows employees to defer a portion of their compensation and contribute such amount to the 401(k) Plan on a pre-tax basis. For 2023, Fulton matched 100% of employee contributions, up to 5% of eligible compensation, subject to contribution limits imposed by the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Deferred Compensation Plan. Fulton’s nonqualified DCP permits non-employee directors and non-employee advisory board members to elect to defer receipt of cash director fees. The DCP also enables us to credit certain senior officers, including the NEOs, with full-employer matching contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan notwithstanding the contribution limits imposed by the Tax Code.

Death Benefits. In the event certain NEOs die while actively employed by Fulton, each of the NEOs is eligible for a payment from Fulton equal to two times base salary (plus an amount equal to applicable individual income taxes due on such amounts) pursuant to individual death benefit agreements between Fulton and that NEO. The post-retirement benefit payable is reduced to $5,000 for each of Mr. Myers and Messes. Chivinski and Snyder. The other NEOs are not eligible for any post-retirement death benefit.

Health, Dental and Vision Benefits. We offer a comprehensive benefits package for health, dental and vision insurance coverage for all full-time employees, including the NEOs and their eligible spouses and dependents. We pay a portion of the premium for the coverage selected, and the amount paid varies with each health, dental and vision plan.

Other NEO Benefits. We provide our NEOs with a variety of other perquisites and personal benefits that the HR Committee believes are necessary to facilitate Fulton’s business operations, including a company-owned automobile or a car allowance, club memberships and other executive benefits. These benefits enable us to attract and retain talented senior officers for key positions. The 2023 amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.”

EXECUTIVE COMPENSATION POLICIES

Stock Hedging and Pledging Policy and Stock Trading Procedures

We have an Insider Trading Policy (“ITP”) that requires all directors, officers, and employees of Fulton to adhere to certain rules when trading in our securities. Among other requirements, directors, officers and employees of Fulton that know of material, non-public information regarding Fulton may not: (i) buy or sell Fulton securities while the information remains non-public or (ii) disclose the information to relatives, friends or any other person. In addition, we prohibit engaging in hedging and other speculative transactions involving our securities, including “short sales,” “puts,” and pledging our securities. Fulton’s NEOs are also prohibited from holding Fulton securities in a margin account or otherwise pledging Fulton securities as collateral for a loan and must provide advance notice of any sale, purchase, stock option exercise, gift or other transfer of Fulton securities, including by members of the NEOs’ immediate family sharing the same household, or any corporation, partnership or trust in which any such person has an economic interest or investment control.

Stock Ownership Guidelines

Pursuant to the Guidelines, stock ownership for Fulton’s executive officers are calculated as a multiple of each of the NEO’s annual base salary as follows:

NEO Position	Minimum Ownership of Fulton Common Stock (Multiple of Base Salary)
CEO	6.0
President	3.0
CFO	3.0
Other NEOs	2.0

Compliance with our stock ownership guidelines is determined on an annual basis. The Guidelines require that each executive officer comply with our stock ownership requirements within five years after the later of: (i) first being appointed to his or her position, (ii) being hired by Fulton or (iii) a change in the minimum ownership requirement. Stock ownership excludes unvested restricted stock or Performance Share awards, but includes all other shares beneficially owned and reported on an individual’s Form 3, 4 or 5 filed with the SEC, including shares owned individually, deferred vested stock unit awards, shares held in retirement accounts, indirect ownership and jointly held shares of Fulton common stock. As of December 31, 2023, Mr. Myers and Ms. Snyder have until December 31, 2028 and December 31, 2029, respectively, to satisfy the stock ownership guideline requirements, and all other NEOs satisfied their respective stock ownership requirements. Mr. McCollom resigned as Senior Executive Vice President and CFO effective February 8, 2024.

Clawback Policies

Fulton maintains two distinct clawback policies – its Amended and Restated Compensatory Recovery “Clawback” Policy (the “Clawback Policy”) and its Mandatory Recovery of Compensation Policy (the “Mandatory Clawback Policy”).

Our Clawback Policy contains clawback provisions for all participants, including the NEOs, with respect to incentive compensation, including VCP Awards and Performance Shares. The Clawback Policy identifies the events that may give rise to a clawback, including: (i) any accounting restatement due to Fulton’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, (ii) there is a material inaccuracy in the calculation of Fulton’s performance metrics used to determine incentive compensation or (iii) there is a material violation of our Code of Conduct resulting in a negative financial impact to Fulton.

Our Board also adopted a separate and distinct Mandatory Clawback Policy that applies to any incentive compensation paid to executive officers. Except as provided in the Mandatory Clawback Policy, if Fulton is required to prepare any accounting restatement due to Fulton’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then the Board will recover any recoverable amount of any incentive compensation received by a current or former executive officer. The recoverable amount will be repaid to Fulton within a reasonable time after the current or former executive officer is notified of the recoverable amount. Recovery under the Mandatory Clawback Policy will apply regardless of any misconduct, fault, or illegal activity of Fulton, the executive officer, or the Board.

Tax Deductibility of Compensation Expense

Section 162(m) of the Tax Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While the HR Committee considers the deductibility of awards as one factor in determining executive compensation, the HR Committee also looks at other factors in making its decisions, as detailed in the CD&A, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

CEO Pay Ratio Disclosure

We are providing the following information about the annual total compensation of our estimated median employee (“Median Employee”) and the annual total compensation of our CEO:

Pay Ratio Summary
•	The 2023 annual total compensation of our Median Employee (other than our CEO) was $63,537.
•	The 2023 annual total compensation of our CEO, as reported in the Summary Compensation Table, was $2,309,440.
•	For 2023, the ratio of the annual total compensation of our CEO to our Median Employee was 36.35 to 1.

Our pay ratio estimate was calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

We retained the same Median Employee identified in 2022 and used for 2023. The Median Employee is currently employed by Fulton in the same position and no material change occurred during 2023 that would significantly affect the pay ratio using the same individual for 2023. As of December 31, 2022, we identified the Median Employee by comparing the total compensation in Box 5 on the 2022 W-2 tax statements for our employee population. We identified our Median Employee using this consistently applied compensation measure (excluding our CEO, temporary employees and employees that departed our workforce during the period). In making this determination, we annualized the compensation of permanent full-time employees who were hired in 2022 and did not work for us for our entire fiscal year but were still employed as of December 31, 2022.

For the 2023 pay ratio, we combined all of the elements of such employee’s compensation for 2023 consistent with the requirements of Item 402(c)(2)(x) of Regulation S-K. For our CEO, the same process and amount reported in the “Total” column of our 2023 Summary Compensation Table (“SCT”) was used.

HR COMMITTEE REPORT

The HR Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on the review and discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in this Proxy Statement.

HR Committee

Ronald H. Spair, Chair
Lisa Crutchfield, Vice Chair
Steven S. Etter
James R. Moxley III

SUMMARY COMPENSATION TABLE
Name and Principal Position(1)	Year	Salary ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4)(5) ($)	Total ($)
Curtis J. Myers Chairman of the Board, CEO and President	2023	850,000	954,757	382,500	122,183	2,309,440
	2022	638,057	626,009	767,423	107,556	2,139,045
	2021	571,788	558,644	806,793	67,705	2,004,930
Mark R. McCollom Former Senior Executive Vice President and CFO	2023	500,000	468,014	-	86,465	1,054,479
	2022	456,305	441,922	451,970	81,600	1,431,797
	2021	444,002	433,784	515,931	66,112	1,459,829
Angela M. Snyder Senior Executive Vice President and Chief Banking Officer	2023	500,000	468,014	175,000	65,881	1,208,895
	2022	459,865	378,563	390,426	55,414	1,284,268
	2021	402,214	294,713	333,838	33,940	1,064,705
Meg R. Mueller Senior Executive Vice President and Head of Commercial Banking	2023	428,803	292,475	107,201	48,819	877,298
	2022	413,358	300,235	292,451	50,505	1,056,549
	2021	402,214	294,713	333,838	21,589	1,052,354
Beth Ann L. Chivinski Senior Executive Vice President and Chief Risk Officer	2023	424,450	289,507	106,112	38,527	858,596
	2022	409,161	297,187	289,481	41,813	1,037,642
	2021	398,130	291,725	330,448	31,024	1,051,327

(1) Titles and positions listed are as of December 31, 2023. Mr. McCollom resigned from his position on February 8, 2024, and Ms. Chivinski concurrently was named Interim Chief Financial Officer.

(2) Amounts represent the grant date fair values of Performance Shares. The grant date fair value of the Performance Shares in 2023, 2022 and 2021 was determined in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 16 to our Consolidated Audited Financial Statements for the fiscal year ended December 31, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Fair value is based on a Monte Carlo simulation used to account for market conditions. The number of awards granted in 2023 is reflected in the “Grants of Plan-Based Awards” table below. The fair value of awards granted in 2023, 2022 and 2021 are shown in this table assuming the target level of awards will be earned. The fair value of the awards granted in 2023, if earned at the maximum performance level, would equal $1,253,641 for Mr. Myers; $614,527 for Mr. McCollom; $614,527 for Ms. Snyder; $384,037 for Ms. Mueller; and $380,138 for Ms. Chivinski. As a result of his resignation on February 8, 2024, Mr. McCollom forfeited his Performance Shares.

(3) The amounts reported in this column are VCP Awards detailed under “Annual Cash Incentives – VCP Awards” beginning on page 34.

(4) All other compensation includes: (i) Fulton contributions to the 401(k) Plan, (ii) Fulton contributions to the DCP, (iii) Fulton-paid club memberships, (iv) automobile perquisites and (v) other benefits that individually are less than the greater of $25,000 or 10% of all perquisites.

(5) Breakdown of “Total All Other Compensation” below. The amount of “Other Compensation and Perquisites” includes personal travel, taxable housing expense, reimbursements for mobile device expenses and other small items. For Mr. Myers, Ms. Mueller and Ms. Snyder personal travel included a tax gross up.

Name	Year	Qualified Retirement Plan Company Contribution ($)	Nonqualified Deferred Compensation Plan Company Contribution ($)	Club Memberships ($)	Automobile Perquisites ($)	Other Compensation and Perquisites ($)	Total All Other Compensation ($)
Curtis J. Myers	2023	16,500	64,839	24,705	4,386	11,753	122,183
	2022	15,250	57,441	19,661	3,640	11,564	107,556
	2021	14,500	27,981	18,370	4,990	1,864	67,705
Mark R. McCollom	2023	16,500	31,099	18,337	19,000	1,529	86,465
	2022	15,250	33,362	14,088	18,000	900	81,600
	2021	14,500	18,487	13,600	18,000	1,525	66,112
Angela M. Snyder	2023	16,500	28,370	864	2,095	18,052	65,881
	2022	15,250	24,827	2,935	2,019	10,383	55,414
	2021	14,500	12,590	3,859	2,091	900	33,940
Meg R. Mueller	2023	16,500	-	16,178	11,150	4,991	48,819
	2022	15,250	-	15,800	11,215	8,240	50,505
	2021	3,889	-	6,512	11,188	-	21,589
Beth Ann L. Chivinski	2023	16,500	19,212	-	1,615	1,200	38,527
	2022	15,250	21,746	-	2,988	1,829	41,813
	2021	14,500	12,341	-	2,783	1,400	31,024

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	($)
Curtis J. Myers	5/1/2023	-	-	-	-	30,279	30,279	356,989
	5/1/2023	-	-	-	28,117	56,234	84,351	597,767
	-	382,500	765,000	1,530,000	-	-	-	-
Mark R. McCollom(4)	5/1/2023	-	-	-	-	14,842	14,842	174,987
	5/1/2023	-	-	-	13,783	27,566	41,349	293,027
	-	175,000	350,000	700,000	-	-	-	-
Angela M. Snyder	5/1/2023	-	-	-	-	14,842	14,842	174,987
	5/1/2023	-	-	-	13,783	27,566	41,349	293,027
	-	175,000	350,000	700,000	-	-	-	-
Meg R. Mueller	5/1/2023	-	-	-	-	9,275	9,275	109,352
	5/1/2023	-	-	-	8,614	17,227	25,841	183,123
	-	107,201	214,402	428,803	-	-	-	-
Beth Ann L. Chivinski	5/1/2023	-	-	-	-	9,181	9,181	108,244
	5/1/2023	-	-	-	8,526	17,052	25,578	181,263
	-	106,113	212,225	424,450	-	-	-	-

(1) The amounts reflect incentive cash bonuses with respect to the VCP. The actual amount paid for 2023 with respect to the VCP is set forth in the “Non-Equity Incentive Plan Compensation” column of the SCT.

(2) Represents the number of Performance Shares granted to the NEOs. Performance Shares are earned and vested based on the actual performance level achieved with respect to the following performance measures: (i) TSR component and (ii) Profit Trigger component. The actual number of 2023 Performance Shares earned and vested with respect to the TSR component is interpolated on a straight-line basis.

(3) See footnote 2 to the SCT on page 43 for additional information regarding the grant date fair value of the Performance Shares. The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718. The closing price of Fulton common stock on the May 1, 2023 grant date was $11.79.

(4) Mr. McCollom’s VCP Awards and LTI Awards were forfeited in connection with his February 8, 2024 resignation.

2023 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

	Stock Awards
Name	Number of Shares That Have Not Vested (#)(1)	Market Value of Shares That Have Not Vested ($)(2)
Curtis J. Myers	48,569(3)	799,450
	59,192(4)	974,293
	117,660(5)	1,936,690
Mark R. McCollom(6)	37,714(3)	620,769
	41,785(4)	687,786
	57,676(5)	949,355
Angela M. Snyder	25,623(3)	421,753
	35,794(4)	589,177
	57,676(5)	949,355
Meg R. Mueller	25,623(3)	421,753
	28,389(4)	467,280
	36,044(5)	593,281
Beth Ann L. Chivinski	25,363(3)	417,480
	28,101(4)	462,536
	35,678(5)	587,258

(1) Represents the number of Performance Shares and accrued dividend equivalents on December 31, 2023 based on maximum vesting.

(2) Market value of Performance Shares shown is based on the Fulton closing price of $16.46 on December 29, 2023. The number of Performance Shares includes dividend equivalents accrued through December 31, 2023.

As of December 31, 2023, the relative TSR performance that determined the number of Performance Shares allocated to the TSR component of the 2021, 2022 and 2023 Performance Shares awards were at target or above performance levels, and, as such, amounts are shown based upon maximum vesting.

(3) Performance Shares granted on May 1, 2021. If the performance criteria is achieved based on maximum vesting, then these Performance Shares will vest on May 1, 2024.

(4) Performance Shares granted on May 1, 2022. If the performance criteria is achieved based on maximum vesting, then these Performance Shares will vest on May 1, 2025.

(5) Performance Shares granted on May 1, 2023. If the performance criteria is achieved based on maximum vesting, then these Performance Shares will vest on May 1, 2026.

(6) Mr. McCollom forfeited his unvested LTI Awards upon his February 8, 2024 resignation.

2023 OPTION EXERCISE AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
Curtis J. Myers(1)	10,877	23,059	55,638	$655,977
Mark R. McCollom	-	-	43,203	$509,359
Angela M. Snyder	-	-	29,602	$349,011
Meg R. Mueller(2)	11,554	47,697	29,602	$349,011
Beth Ann L. Chivinski	-	-	29,302	$345,467

(1) On March 23, 2023 Mr. Myers exercised options granted in 2013 by paying cash for the full amount of the exercise price.

(2) On March 14, 2023 Ms. Mueller exercised options granted in 2013 by cashless exercise.

(3) Vesting Performance Shares valued at $11.79 per share on the May 1, 2023 vesting date and include accrued dividend equivalent units.

2023 NON-QUALIFIED DEFERRED COMPENSATION

Name	NEO Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-end(3) ($)
Curtis J. Myers	151,281	64,839	164,137	1,327,675
Mark R. McCollom	40,868	31,098	33,153	244,331
Angela M. Snyder	130,389	28,370	191,042	1,275,449
Meg R. Mueller	-	-	138	2,896
Beth Ann L. Chivinski	30,145	19,212	26,430	326,197

(1) Amounts listed as NEO Contributions in Last Fiscal Year are included in the SCT for 2023 as Base Salary and/or Non-Equity Incentive Plan Compensation.

(2) Amounts listed as Registrant Contributions to the DCP are also included as part of the NEOs’ “Total All Other Compensation” in the SCT.

(3) The aggregate balances as of December 31, 2023 include the following amounts previously reported in the SCT for prior years for Messrs. Myers and McCollom, and Messes. Snyder, Mueller and Chivinski of $201,138, $70,107, $74,016, $0, and $35,485, respectively.

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL PAYMENTS

We entered into employment agreements with certain of our employees, including each of our NEOs. Fulton entered into separate employment agreements and change in control agreements with the other NEOs, all effective as of January 1, 2018, except for Mr. Myers, whose agreements were effective January 1, 2023. The employment agreements (individually, an “Employment Agreement,” and collectively, the “Employment Agreements”) and key employee change in control agreements (individually, a “CIC Agreement,” and collectively, the “CIC Agreements”) with the other NEOs continue until terminated. The Employment Agreements and the CIC Agreements provide for: (i) the receipt of base salary, (ii) the participation in Fulton’s incentive bonus programs and (iii) the participation in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

In the event of a reduction in force or position elimination, our NEOs are eligible for severance benefits. These benefits are discussed in the “2023 NEO Change in Control and Termination Table” on page 51 under “Termination Without Cause or for Good Reason – Upon or After a Change in Control.”

The Employment Agreements contain confidentiality restrictions and include non-competition and non-solicitation covenants that continue for one year following termination of employment. The non-competition and non-solicitation covenants in the Employment Agreements will not apply if the NEO terminates employment for good reason or if the NEO’s employment is terminated Without Cause (defined below), but a separate one year non-solicitation covenant in the CIC Agreement will apply if the termination occurs 90 days prior to or two years following a change in control. The Employment Agreements and the CIC Agreements do not include excise tax gross-up provisions.

POTENTIAL PAYMENTS ON TERMINATION AND CHANGE IN CONTROL

Set forth below is a summary of the material terms regarding the potential compensation of Fulton’s NEOs in connection with a termination event or change in control of Fulton.

Voluntary Termination. In the event an NEO’s employment is voluntarily terminated by the NEO other than for Good Reason (defined below), Fulton’s obligations are limited to the payment of the NEO’s base salary, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits. No other payments are required, and any unvested time-based restricted stock units and Performance Shares are forfeited by the NEO unless the voluntary termination is also a Retirement.

Voluntary Termination for Good Reason or Without Cause. If an NEO terminates his or her employment for Good Reason or the NEO’s employment is terminated by Fulton Without Cause (defined below), other than in connection with a Change in Control (defined below), the NEOs are entitled to receive the NEO’s base salary for a period of one year, plus any vested and unpaid cash bonus for the prior fiscal year plus a cash bonus for the fiscal year in which the termination date occurs at the target payout level, pro-rated to the date of termination, except that Mr. Myers is entitled to receive his base salary for two years. The NEO and his or her spouse and eligible dependents are permitted to participate in employee health and other benefit plans for which the NEO is eligible during this one-year period. If Fulton is unable to continue the NEO’s participation in any employee benefit plan, the NEO will be compensated in an amount equal to the cost Fulton would have incurred had the NEO been eligible to participate in the plan plus any permitted tax gross-up. Unvested time-based restricted stock units and Performance Shares are forfeited.

Termination for Cause. If an NEO’s employment is terminated for Cause, Fulton is not obligated to make any further payments to the NEO, other than accrued amounts. Unvested time-based restricted stock units and Performance Shares are forfeited unless the voluntary termination is also a Retirement.

Retirement or Disability. In the event an NEO terminates his or her employment due to retirement, Fulton is obligated to pay the NEO’s base salary through the effective date of the NEO’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits. Unvested time-based restricted stock units and Performance Shares vest upon retirement.

Following an NEO’s Disability (defined below), the NEO’s employment would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments other than: (i) amounts accrued as of the date of such termination plus (ii) an amount equal to at least six months’ base salary as in effect immediately prior to the date of the Disability. After this six-month salary continuation period, for as long as the NEO continues to be disabled, the NEO will continue to receive at least 60% of the NEO’s base salary until the earlier of the NEO’s death or December 31 of the calendar year in which the NEO is 65. The NEO will also receive those benefits customarily provided by Fulton to disabled former employees, including, but not limited to, life, medical, health, accident insurance and a survivor’s income benefit. Unvested time-based restricted stock units and Performance Shares vest upon a Disability.

Change in Control. If, during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, an NEO is terminated by Fulton Without Cause or an NEO resigns for Good Reason, Fulton is required to pay the NEO two times the sum of the NEO’s: (i) annual base salary immediately before the Change in Control and (ii) the highest annual cash bonus or other incentive compensation awarded to the NEO over the prior three years. The NEO is also entitled to receive: (i) an amount equal to that portion of the 401(k) Plan or DCP contributions for the NEO which did not vest, plus the amount of any federal, state or local income taxes due on such amount, (ii) an amount equal to two years of Fulton retirement plan contributions to each tax qualified or nonqualified retirement plan in which the NEO was a participant immediately prior to the NEO’s termination or resignation, (iii) payment of up to $10,000 for outplacement services and (iv) continuation of other employee welfare benefits for a period of two years.

With respect to Mr. Myers, if during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, Mr. Myers is terminated by Fulton Without Cause or he resigns for Good Reason, Fulton is required to pay Mr. Myers three times the sum of Mr. Myers’: (i) annual base salary immediately before the Change in Control and (ii) the average annual cash bonus or other cash incentive compensation awarded to Mr. Myers over the past three years. Mr. Myers is also entitled to receive additional NEO Change in Control benefits similar to the other NEOs described above.

The NEOs are not entitled to receive continuation of other executive perquisites, but, the NEOs have the ability to purchase, at book value, any employer-provided automobile used by the NEO at the time of his or her termination.

Definitions. The relevant definitions under the CIC Agreement are summarized as follows:

•	“Cause” means (i) the NEO’s commitment and act of dishonesty that constitutes a felony and results or intends to result in gain or personal enrichment at the expense of Fulton, (ii) the NEO’s use of alcohol or other drugs which interferes with their performance, (iii) the NEO’s continuing deliberate and intentional refusal or failure to perform the NEO’s duties to Fulton, (iv) the NEO’s participation in conduct that brings public discredit on or injures the reputation of Fulton or (v) the NEO’s legal preclusion of employment.
•	“Change in Control” means (i) during any period of not more than 36 months, the individuals that constituted the Board at the beginning of such period, with certain exceptions, cease to constitute at least a majority of Fulton’s Board, (ii) beneficial ownership of more than 30% of the outstanding voting power of Fulton common stock is acquired by any person, with certain exceptions, (iii) a merger or consolidation involving Fulton is consummated, unless at least 50% of the voting power of the resulting entity is represented by Fulton voting securities outstanding prior to such merger or consolidation, no person beneficially has the power to vote 30% or more of the voting power of the resulting entity, and at least a majority of the members of the board of directors of the resulting entity were members of the Board prior to the execution of the agreement which effectuated such merger or consolidation, (iv) the sale of all or substantially all of the assets of Fulton is consummated, or (v) Fulton’s shareholders approve a plan of liquidation or dissolution.
•	“Disability” means a medically determinable physical or medical impairment that is expected to result in death or to last for at least 12 months and that either renders the NEO unable to engage in any substantial gainful activity or qualifies the NEO for benefits under a Fulton disability plan.
•	“Good Reason” means (i) a breach by Fulton of its material obligations without remedy, (ii) a significant change in the NEO’s authority, duties, compensation or benefits or (iii) a relocation of the NEO outside a specified distance from where the NEO previously was based.
•	“Without Cause” means any reason other than for Cause.

In the event of a Change in Control, the HR Committee will: (i) determine the extent to which performance goals with respect to each such performance period for any Performance Shares have been met based upon such audited or unaudited financial information and (ii) cause such portion or all of the Performance Shares to vest with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, the values assume the applicable target levels of performance have been attained.

2023 NEO CHANGE IN CONTROL AND TERMINATION TABLE

Potential Payments as of December 31, 2023
NEO	Voluntary Termination or Termination for Cause	Termination Without Cause or for Good Reason – Before a Change in Control(4)	Termination Without Cause or for Good Reason – Upon or After a Change in Control(5)	Termination Due to Retirement(6)	Termination Due to Disability(7)	Termination Due to Death(8)
Curtis J. Myers
Cash ($)	-	1,232,500	3,853,822	-	935,000	1,700,000
Equity ($)(1)	-	-	2,800,321	-	2,800,321	2,800,321
Pension/NQDC ($)(2)	-	-	192,691	-	-	-
Perquisites and Benefits ($)(3)	-	12,000	34,000	-	18,000	-
Tax Reimbursement ($)	-	-	-	-	-	1,088,248
TOTAL ($)	-	1,244,500	6,880,834	-	3,753,321	5,588,569

Mark R. McCollom
Cash ($)	-	675,000	1,862,619	-	550,000	1,000,000
Equity ($)(1)	-	-	1,704,078	-	1,704,078	1,704,078
Pension/NQDC ($)(2)	-	-	93,131	-	-	-
Perquisites and Benefits ($)(3)	-	12,000	34,000	-	18,000	-
Tax Reimbursement ($)	-	-	-	-	-	640,146
TOTAL ($)	-	687,000	3,693,828	-	2,272,078	3,344,224

Angela M. Snyder
Cash ($)	-	675,000	1,283,983	-	550,000	1,000,000
Equity ($)(1)	-	-	1,479,454	-	1,479,454	1,479,454
Pension/NQDC ($)(2)	-	-	64,199	-	-	-
Perquisites and Benefits ($)(3)	-	12,000	34,000	-	18,000	-
Tax Reimbursement ($)	-	-	-	-	-	640,164
TOTAL ($)	-	687,000	2,861,636	-	2,047,454	3,119,600

Meg R. Mueller
Cash ($)	-	540,491	1,534,256	-	476,619	866,580
Equity ($)(1)	-	-	1,118,715	-	1,118,715	1,118,715
Pension/NQDC ($)(2)	-	-	76,713	-	-	-
Perquisites and Benefits ($)(3)	-	12,000	34,000	-	18,000	-
Tax Reimbursement ($)	-	-	-	-	-	554,737
TOTAL ($)	-	552,491	2,763,684	-	1,613,334	2,540,032

Beth Ann L. Chivinski
Cash ($)	-	535,003	1,518,678	-	471,780	857,782
Equity ($)(1)	-	-	1,107,363	-	1,107,363	1,107,363
Pension/NQDC ($)(2)	-	-	75,934	-	-	-
Perquisites and Benefits ($)(3)	-	12,000	34,000	-	18,000	-
Tax Reimbursement ($)	-	-	-	-	-	549,105
TOTAL ($)	-	547,003	2,735,975	-	1,597,143	2,514,250

(1) All amounts listed under Equity in this table include: (i) Performance Shares and (ii) unvested time-based restricted stock units valued based on the closing price of Fulton’s common stock on December 29, 2023, accelerated for certain events as appropriate.

(2) The amounts listed under Pension/NQDC represent the aggregate dollar value of Fulton’s contributions to the 401(k) Plan, the DCP and other retirement benefits.

(3) Perquisites and Benefits include, as applicable: (i) $10,000 for outplacement services and (ii) $1,000 per month during the severance period for the estimated value of health and other benefit expenses.

(4) The cash amount listed for each NEO includes a severance payment based on the NEO’s 2023 base salary. The amounts listed under Cash assume no discretionary bonus paid to the NEOs and assume the payment of their VCP awards for the prior year. Perquisites/Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for the one-year severance period.

(5) The cash amounts listed are a multiple of 2023 base salary as of December 31, 2023 and the highest VCP Awards paid for the past three years, except for Mr. Myers it is the average annual VCP Award paid for the past three years. The cash payment amounts to Messrs. Myers and McCollom, and Messes. Snyder, Mueller and Chivinski have been reduced in the table by $652,895, $169,243, $496,869, $0 and $0, respectively, to limit a payment required to avoid a federal excise tax imposition under Section 280G of the Tax Code.

(6) Performance Shares awarded in 2021, 2022 and 2023 provide that the continuous service requirement is waived if an NEO is retirement eligible, and performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Amounts provided assume that all the NEOs achieved the earlier of: (i) age 60 with at least 10 years of service to Fulton or any affiliate or (ii) age 62 with at least five years of service to Fulton or any affiliate and retired as of December 31, 2023.

(7) The cash amount represents six months at base salary followed by 12 months at 60% of base salary. In the event an NEO terminates employment due to Disability, Performance Shares and unvested time-based restricted stock units automatically vest.

(8) In the event of a termination of employment as a result of an NEO’s death, the NEO’s dependents, beneficiaries or estate, as the case may be, receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, including the life insurance benefit of two times base salary amount plus a tax reimbursement due as a result of the payment under the “Death Benefits” described on page 40. In addition, unvested time-based restricted stock units and Performance Shares automatically vest.

2023 PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Disclosure

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, Fulton is providing the following information about the relationship between executive compensation actually paid (“CAP”) to Fulton’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of Fulton. The HR Committee does not utilize CAP as the basis for making compensation decisions. Please see the CD&A with respect to our compensation philosophy and how we align executive compensation with our performance.

Pay Versus Performance Table
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income (GAAP)(6)	Company Selected Metric: Adjusted EPS(7)
					TSR	Peer Group TSR(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$2,309,440	$2,862,798	$999,817	$1,196,969	$111.02	$95.12	$284	$1.70
2022	$4,923,557	$5,537,243	$1,541,616	$1,675,245	$108.96	$101.92	$287	$1.76
2021	$4,207,894	$5,365,077	$1,395,455	$1,745,204	$106.37	$124.84	$275	$1.62
2020	$3,084,495	$2,225,418	$1,082,224	$821,870	$76.52	$89.37	$178	$1.08

 _________________________

(1) Mr. Myers served as the PEO for the entirety of 2023. Mr. Wenger served as the PEO for the entirety of 2022, 2021 and 2020 and our Non-PEO NEOs for the applicable years were as follows:

•	2023: Mark R. McCollom, Angela M. Snyder, Meg R. Mueller and Beth Ann L. Chivinski;
•	2022: Curtis J. Myers, Mark R. McCollom, Angela M. Snyder and Natasha R. Luddington;
•	2021: Curtis J. Myers, Mark R. McCollom, Angela M. Snyder and Meg R. Mueller; and
•	2020: Curtis J. Myers, Mark R. McCollom, Angela M. Snyder and Beth Ann L. Chivinski.

(2) Amounts reported in these columns represent: (i) the total compensation reported in the SCT for the applicable year for the PEO and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs.

(3) Amounts reported in these columns represent CAP. Adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for the applicable PEO and for the average of the Non-PEO NEOs is set forth in the following table.

	2023		2022		2021		2020
	PEO Myers	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs	PEO Wenger	Average Non-PEO NEOs
Summary Compensation Table Total	$2,309,440	$999,817	$4,923,557	$1,541,616	$4,207,894	$1,395,455	$3,084,495	$1,082,224
Less Stock Award Value & Option Award Value Reported in SCT for the Covered Year	$954,757	$379,503	$2,076,061	$462,213	$1,305,528	$395,464	$1,292,385	$393,958
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	$1,616,090	$642,375	$2,517,933	$552,934	$1,335,263	$404,470	$1,423,841	$434,250
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$191,243	$111,252	$233,715	$57,715	$944,182	$285,212	($901,359)	($267,705)
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	-	-	-	-	-	-	-	-
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	($299,218)	($176,972)	($61,901)	($14,807)	$183,267	$55,530	($89,174)	($32,941)
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	-	-	-	-	-	-	-	-
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	-	-	-	-	-	-	-	-
Compensation Actually Paid	$2,862,798	$1,196,969	$5,537,243	$1,675,245	$5,365,077	$1,745,204	$2,225,418	$821,870

In the table above, the unvested equity values are computed in accordance with ASC Topic 718. For unvested awards subject to performance-based vesting conditions, the equity value is determined based on the probable outcome of such performance-based vesting conditions as of the last day of the covered year.

(4) TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5) Peer Group total shareholder return (“Peer Group TSR”) represents the Nasdaq Bank Index, which is used by Fulton for purposes of compliance with Item 201(e) of Regulation S-K.

(6) Amounts in millions.

(7) Adjusted EPS is a Fulton selected measure. Values shown reflect EPS as calculated for purposes of our executive compensation program for the applicable reporting year as set forth in detail under “Non-GAAP Reconciliations” in Annex A to this Proxy Statement. No adjustments to EPS were made for 2021 and 2020.

Performance Measures Used to Link Company Performance and CAP

The following is a list of performance measures that represent the most important performance measures used by Fulton to link 2023 CAP to the NEOs:

•	Adjusted EPS;
•	Adjusted ROE; and
•	Adjusted Operating Expenses/Average Assets.

PAY VERSUS PERFORMANCE CHARTS

Relationship between CAP and TSR. The graph below illustrates the relationship between TSR and the Peer Group TSR as well as the relationship between TSR and CAP for the PEO and average Non-PEO NEOs.

Relationship between CAP and Net Income. The graph below illustrates the relationship between Net Income and CAP for the PEO and average Non-PEO NEOs.

Relationship between CAP and Adjusted EPS. The graph below illustrates the relationship between Fulton’s Adjusted EPS and CAP for the PEO and average Non-PEO NEOs.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT AUDITOR

Proposal

Fulton’s Audit Committee selected KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2024. Although shareholder approval of the selection of KPMG is not required by our organizational documents, the Board believes that it is advisable to allow our shareholders an opportunity to ratify this selection as it is consistent with sound corporate governance practices.

If Fulton’s shareholders do not approve this proposal at the Annual Meeting, then the Audit Committee may consider the appointment of another independent auditor, but it is not required to do so.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2024.

Vote Required

The affirmative vote of a majority of the shares for which votes are cast on the proposal at the Annual Meeting is needed to approve this proposal. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal. Unless instructions to the contrary are specified in a proxy properly voted and returned through available channels, the proxies will be voted “FOR” this proposal.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditor

On February 20, 2024, Fulton’s Audit Committee approved the appointment of KPMG for the fiscal year ended December 31, 2024. The Audit Committee carefully considered KPMG’s qualifications and the services requiring independence. The Audit Committee determined that such services did not impair the independence of KPMG.

Fees

For the years ended December 31, 2023 and December 31, 2022, Fulton engaged KPMG, independent registered public accountants, to audit Fulton’s financial statements. KPMG has served as Fulton’s independent auditor since 2002. The fees incurred for services rendered by KPMG for the years ended December 31, 2023 and 2022 are summarized in the following table:

Services and Fees	2023	2022
Audit Fees – Annual Audit and Quarterly Reviews(1)	$2,275,000	$2,570,000
Audit Fees – Issuance of Consents	70,000	25,000
Audit Fees – Statutory Audit	61,000	58,000
Audit Fees Subtotal	2,406,000	2,653,000
Audit-Related Fees – Attestation	154,000	-
Tax Fees	63,000	60,000
All Other Fees	-	-
TOTAL	$2,623,000	$2,713,000

(1) Amounts are based upon the audit engagement letter and additional fees paid. We do not anticipate final billings to differ significantly from the amounts presented above.

Audit Fees. Fees related to the integrated audit of Fulton’s annual financial statements for the years ended December 31, 2023 and 2022, and for the reviews of the financial statements included in Fulton’s quarterly reports on Form 10-Q and 10-K for 2023 and 2022.

Audit-Related Fees. Audit related fees for 2023 relate to attestation engagements. There were no audit-related fees for 2022.

Tax Fees. Tax fees were paid for tax services relating to federal and state tax matters.

All Other Fees. There were no other fees for 2023 or 2022.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved all fees paid to KPMG in 2023 and 2022. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by KPMG, subject to de minimis exceptions for non-auditing services permitted by the Exchange Act. The Audit Committee recommended to the Board that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed with management Fulton’s audited financial statements as of, and for the year ended, December 31, 2023.

The Audit Committee discussed with representatives of KPMG, Fulton’s independent auditor, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee received, reviewed and discussed with KPMG the written disclosures and the letter from the independent auditor required by applicable PCAOB requirements regarding the independent auditor’s communications.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Fulton for 2023 be included in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2023.

Denise L. Devine, Chair
Antoinette M. Pergolin, Vice Chair
James R. Moxley III
Ronald H. Spair

MEETING AND OTHER INFORMATION

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held Monday, May 20, 2024, at 10:00 a.m. eastern time at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603. To vote at the Annual Meeting, please go to www.proxyvote.com.

Registered and beneficial shareholders may choose to attend the Annual Meeting in person. Each person attending the Annual Meeting must bring his or her proof of ownership and a valid photo identification.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, except for shareholders who have requested otherwise, we have generally mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Notice of Annual Meeting of Shareholders (the “Notice”) and Proxy Statement, the 2023 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023 (collectively, the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability or for requesting printed copies of the Proxy Materials by mail or electronically. If you would like to receive a paper or electronic copy of our Proxy Materials for this Annual Meeting or for future meetings, you should follow the instructions for requesting such materials included in the Notice.

The Board provided the Notice and is making the Proxy Materials available to you in connection with the Annual Meeting. As a shareholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement

The information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other required information.

Shareholders Eligible to Vote and Attend the Annual Meeting

Only those shareholders of record at the close of business on the Record Date will be entitled to receive notice of, attend and vote at the Annual Meeting.

Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on the Record Date.

Shares Eligible to be Voted

At the close of business on the Record Date, Fulton had 162,025,005 shares of common stock outstanding and entitled to vote.

Vote Required

The vote required for each proposal presented at the Annual Meeting and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal		Vote Requirement	Effect of Abstentions	Effect of Broker Non-Votes	You May Vote
1.	Election of Directors	Highest number of votes cast	No effect	No effect	For or Withhold
2.	Advisory vote on executive compensation	Majority of the votes cast	No effect	No effect	For, Against or Abstain
3.	Ratification of independent auditor	Majority of the votes cast	No effect	No effect	For, Against or Abstain

Quorum Requirement

The holders of a majority of Fulton’s outstanding shares of common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from banks, brokers or other nominees) will be counted as being present for purposes of determining a quorum. Proxies returned without voting instructions will not be counted for purposes of determining a quorum.

A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders except for: (i) the election of directors, in which the director nominees receiving the highest number of votes “for” will be elected, or (ii) in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws, each share is entitled to one vote on all matters submitted to a vote of the shareholders.

Broker Non-Votes

If a broker indicates on the proxy card that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 3. All of the matters on which shareholders will be asked to vote on at the Annual Meeting, with the exception of Proposal 3, are “non-routine” matters. Broker non-votes will not be counted as votes cast and will have no effect on the voting of non-routine matters.

How to Vote

There are several ways to vote your shares:

•	By mail. If you received printed Proxy Materials, you may submit your proxy card by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than 11:59 p.m. eastern time on May 19, 2024 to be voted at the Annual Meeting;
•	By mobile device. Scan the QR code;
•	By telephone. Instructions are shown on your proxy card or Notice;
•	Via the Internet. Instructions are shown on your proxy card or Notice; and
•	At the Annual Meeting. You may vote your shares at the Annual Meeting by casting a ballot or voting online by following the instructions on the Proxy Materials sent to you.

If you are a beneficial owner of Fulton common stock, you should receive the Notice or voting instructions from your broker or other nominee holding your shares. In accordance with the rules of the SEC, unless a shareholder elected to receive a paper copy of Fulton’s Proxy Materials, Fulton is furnishing Proxy Materials to Fulton’s shareholders via the Internet at www.proxyvote.com. Electronic delivery expedites the receipt of proxy materials, significantly lowers costs, and helps us conserve natural resources. If you hold shares in “street name” or “nominee name” with a bank or broker, then you should instruct your bank or broker how to vote your shares and follow the voting procedures required by your bank or broker to vote your shares.

If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by the Board.

Revoking or Changing Your Vote

The execution and return of the enclosed proxy card, or voting by another method, will not affect a shareholder’s right to attend, and vote at, the Annual Meeting. A shareholder may revoke his or her proxy before it is counted at the Annual Meeting by: (i) delivering written notice to the Corporate Secretary, (ii) sending a new proxy card before his or her shares are voted at the Annual Meeting or (iii) voting by another method before the deadline set forth on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting in accordance with the shareholder’s written instructions.

The Cost of the Proxy Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies. Fulton is making this solicitation and will pay the cost of preparing, assembling, printing, mailing and distributing Proxy Materials and soliciting votes for the Annual Meeting. The solicitation of proxies or votes may be made in person, by mail, mobile device, telephone or by electronic communication by Fulton’s directors, officers and employees who will not receive any compensation for such solicitation activities. Fulton will reimburse brokers and other nominees for costs incurred by them in mailing Proxy Materials in accordance with applicable laws. Fulton has engaged Alliance Advisors to assist in the solicitation of proxies at a cost of approximately $8,000, plus reimbursement for reasonable out-of-pocket expenses.

How to Obtain Fulton’s Corporate Governance Information

Our corporate governance information is available on our website at www.fultonbank.com under the “Investor Relations” section. Our shareholders may also obtain written copies of our materials at no cost by writing to the Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604.

Sign Up for Electronic Delivery

If you would like to save paper and reduce the costs we incur in printing and mailing Proxy Materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and follow the instructions.

COMPANY DOCUMENTS AND OTHER MATTERS

Shareholder Proposals

Shareholder proposals intended to be considered for inclusion in Fulton’s proxy statement for the 2025 Annual Meeting must be received by Fulton’s Corporate Secretary at One Penn Square, P.O. Box 4887, Lancaster, Pennsylvania 17604 no later than December 2, 2024, 120 calendar days prior to the anniversary date that this Proxy Statement is released to shareholders in connection with the Annual Meeting, and must satisfy the other requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Shareholder proposals to be considered at the 2025 Annual Meeting but not included in our Proxy Materials must be received by our Corporate Secretary no later than February 20, 2025 to be considered timely.

Procedure for Shareholder Nominations

Our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting (but not for inclusion in our proxy statement), a nominating shareholder must provide the information required by our Bylaws and give timely notice of the nomination to Fulton’s Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at the 2025 Annual Meeting, the notice must be received by Fulton’s Corporate Secretary no later than December 2, 2024, 120 days prior to the date that this Proxy Statement is released to shareholders in connection with the Annual Meeting, unless the date of the 2025 Annual Meeting is changed by more than 30 days from May 20, 2025, the one-year anniversary of Fulton’s Annual Meeting, in which case the proposal must be received a reasonable time before Fulton begins to print and send our Proxy Materials.

In addition, SEC Rule 14a-19 requires inclusion on our proxy card of all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the first anniversary of the preceding year’s annual meeting. For the proxy card relating to the 2025 Annual Meeting, notice must be received by Fulton’s Corporate Secretary of a shareholder’s intent to solicit proxies and the names of their nominees no later than March 21, 2025 for the 2025 Annual Meeting. Such notice must comply with the requirements set forth in our Bylaws and the additional requirements of Rule 14a-19(b).

Annual Report

A copy of our Annual Report, including the financial statements and schedules, is available without charge to shareholders on our website at www.fultonbank.com in the “Investor Relations” section, from the website www.proxyvote.com, from the SEC at its website at www.sec.gov and upon written request addressed to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements, and Notices of Internet Availability with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement, and Notice of Internet Availability addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Only one Proxy Statement is being delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. If you are eligible for householding and wish to receive one copy for all eligible shareholders in your household, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one, then you may make a written request to the Corporate Secretary: Fulton Financial Corporation, Attention Corporate Secretary, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

Other Matters

The Board knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with his or her best judgment.

Annex A

NON-GAAP RECONCILIATIONS

Fulton uses certain financial measures in this Proxy Statement that have been derived from methods other than GAAP to provide meaningful supplemental information regarding its operational performance and to enhance the overall understanding of such financial performance. The non-GAAP measures used herein include Adjusted EPS, Adjusted ROE and Adjusted Operating Expense/Average Assets.

Fulton has presented these non-GAAP financial measures because Fulton’s management believes that these measures provide useful and comparative information to assess trends in Fulton’s results of operations. Presentation of these non-GAAP financial measures is consistent with how Fulton evaluates its performance internally, and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate Fulton’s results. Shareholders should recognize that Fulton’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies, and that these non-GAAP financial measures should not be considered a substitute for GAAP-basis measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below:

	2023	2022
Adjusted net income available to common shareholders
Net income available to common shareholders	274,032,000	276,733,000
Plus: Merger-related expenses	-	10,328,000
Plus: Current Expected Credit Losses (“CECL”) day 1 provision expense(1)	-	7,954,000
Plus: Interest rate derivative transition valuation(2)	1,855,000	-
Plus: Federal Deposit Insurance Corporation (“FDIC”) special assessment	6,494,000	-
Plus: FultonFirst Initiative	3,197,000	-
Less: Tax impact of adjustments	(2,424,660)	(3,839,220)
Adjusted net income available to common shareholders (numerator)	283,153,340	291,175,780
Weighted average shares (diluted) (denominator)	166,769,000	165,472,000
Adjusted net income available to common shareholders, per share (diluted)	$1.698	$1.760

	2023	2022
Adjusted return on common shareholders’ equity
Net income available to common shareholders	274,032,000	276,733,000
Plus: Merger-related expenses	-	10,328,000
Plus: CECL day 1 provision expense(1)	-	7,954,000
Plus: Interest rate derivative transition valuation(2)	1,855,000	-
Plus: FDIC Special Assessment	6,494,000	-
Plus: FultonFirst Initiative	3,197,000	-
Less: Tax impact of adjustments	(2,424,660)	(3,839,220)
Adjusted net income available to common shareholders (numerator)	283,153,340	291,175,780
Average shareholders’ equity	2,631,249,000	2,560,323,000
Less: Average preferred stock	(192,878,000)	(192,878,000)
	2,438,371,000	2,367,445,000
Adjusted return on common shareholders’ equity	11.612%	12.299%

(1) Initial provision for credit losses required on non-purchased credit deteriorated loans acquired in the acquisition by the Company of Prudential Bancorp effective as of July 1, 2022.

(2) Resulting from the reference rate transition from the London Inter-Bank Offered Rate to the Secured Overnight Financing Rate in the Company’s commercial customer interest rate swap program.

	2023	2022
Adjusted operating expense/average assets
Noninterest expenses	679,207,000	633,728,000
Less: Merger-related expenses	-	(10,328,000)
Less: CECL day 1 provision expense(1)	-	(7,954,000)
Less: FDIC special assessment	(6,494,000)	-
Less: FultonFirst initiative expenses	(3,197,000)	-
Adjusted non-interest expenses	669,516,000	615,446,000
Average assets	$27,229,704,000	25,971,484,000
Adjusted operating expense/average assets	2.459%	2.370%

 _________________________

(1) Initial provision for credit losses required on non-purchased credit deteriorated loans acquired in the acquisition by the Company of Prudential Bancorp effective as of July 1, 2022.

ATTN: STOCK TRANSFER DEPARTMENT

P.O. BOX 4887

ONE PENN SQUARE

LANCASTER, PA 17604

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 19, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on May 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V28007-P03770	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FULTON FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the
following proposals:

1.	Election of Directors
	Nominees:		For	Withhold
	1a.	Jennifer Craighead Carey	☐	☐
	1b.	Lisa Crutchfield	☐	☐
	1c.	Denise L. Devine	☐	☐
	1d.	Steven S. Etter	☐	☐
	1e.	George K. Martin	☐	☐
	1f.	James R. Moxley III	☐	☐
	1g.	Curtis J. Myers	☐	☐
	1h.	Antoinette M. Pergolin	☐	☐
	1i.	Scott A. Snyder	☐	☐
	1j.	Ronald H. Spair	☐	☐
	1k.	E. Philip Wenger	☐	☐

		For	Against	Abstain
2.	A non-binding advisory proposal to approve the compensation of Fulton Financial Corporation's ("Fulton") named executive officers.	☐	☐	☐

3.	The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give your full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Meeting Time, Date and Location

The meeting will be held at 10:00 a.m. Eastern Time on Monday, May 20, 2024 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania 17603.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
The Notice and Combined Document (Proxy Statement and Annual Report on Form 10-K)
is available at www.proxyvote.com.

V28008-P03770

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Steven R. Horst, Matthew Jozwiak and John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton common stock: (i) held of record by the signer on March 1, 2024 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Monday, May 20, 2024, at 10:00 a.m. Eastern Time (the “Annual Meeting”) or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the election of each of the director nominees, FOR the executive compensation proposal and FOR the ratification of the appointment of KPMG LLP.

Please use the Internet or touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 19, 2024.